UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant   ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 ☐ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material under §240.14a-12

Ocugen, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒ No fee required
 ☐ Fee paid previously with preliminary materials
 ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Courageous Innovation

2026

PROXY STATEMENT AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

11 Great Valley Parkway
Malvern, PA 19355
2026 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on June 11, 2026
April 30, 2026
DEAR STOCKHOLDER:
Considerable development across all our modifier gene therapy programs, including licensing and financing agreements to strengthen our financial position, and meaningful appointments to our leadership team made 2025 a year of real momentum for Ocugen.
We are now poised to leverage upcoming catalysts and advance the business as we near the first of our three Biologics Licensing Application (BLA) filings. I’m proud of what this team has accomplished, and I’m confident that with a full bench of experienced leadership across the organization, we have the resources and the know-how to drive Ocugen’s transition into a commercial-stage company.
Enrollment for the OCU400 Phase 3 liMeliGhT clinical trial—the first and largest gene therapy registrational trial for broad retinitis pigmentosa (RP) patients—was completed. The liMeliGhT clinical trial enrolled 140 patients who were randomized 2:1 into the treatment group and untreated control group across mutations (RHO and gene-agnostic arms). The gene-agnostic arm includes many genetic mutations, including those most prevalent—TULP1, XLRP, USH2A, EYS, RP1, PDE6B, NR2E3, AND PRPF31. The target population included patients with early- to late-stage disease with a clinical and/or genetic diagnosis among a broad RP population, including pediatrics (3+ years). The primary endpoint is 12-month change in visual function assessed by luminance dependent navigation assessment (LDNA) with improvement in Lux Level from baseline to 12 months. Topline Phase 3 data is expected in the first quarter of 2027, advancing OCU400 towards potential approval in 2027.
Approximately 300,000 people in the U.S. and Europe are living with RP, caused by mutations in more than 100 genes. The only approved gene therapy for RP today targets a single gene, RPE65, which accounts for just 1 to 2% of the total RP patient population. OCU400 is designed as a modifier gene therapy utilizing NR2E3, a central transcriptional regulator of retina-specific pathways, to address multiple genetic mutations with a single, one-time treatment for life. We believe OCU400 has significantly wider commercial potential as it is intended to provide a therapeutic option for 98 to 99% of all RP patients.
In 2025, we executed our first regional licensing agreement with Kwangdong Pharmaceutical Co., Ltd. for the exclusive Korean rights to OCU400. With upfront fees and near-term development milestone payments, along with royalties—this was a valuable collaboration for Ocugen and a critical step in the Company’s business development strategy and providing market access to patients.
There are an estimated 7,000 individuals in the Republic of Korea with RP, equal to approximately 7% of the addressable U.S. RP market. This approach will allow us to maximize total patient reach while retaining full commercial rights in the U.S. and Europe.
We recently announced positive 12-month data from the Phase 2 ArMaDa clinical trial evaluating OCU410 for geographic atrophy (GA) secondary to dry age-related macular degeneration (dAMD). Key findings from Phase 2 include: 31% statistically significant reduction in lesion growth in the optimal dose (medium) group compared to control (p< 0.05); 27% preservation of ellipsoid zone (EZ) compared to control, which correlates with visual function; and 55% of treated patients demonstrated ≥30% lesion size reduction vs. control. Based on the lesion size reduction, OCU410 has the potential to deliver a 2X treatment benefit compared to 15% and 22% reductions reported for currently approved therapies at 12 and 24 months, respectively. Both treatment options only address the complement system—one of the four disease pathways associated with GA—and require 6–12 injections per year indefinitely with up to 40% attrition rate. Outside of the U.S. there are no approved therapies for GA. With approximately 2 to 3 million GA patients in the U.S. and Europe combined, and the remaining unmet need, OCU410 represents a significant market opportunity.
Our Phase 2 data consistently demonstrates statistically significant reduction of GA lesion growth after treatment with OCU410 optimal dose, and we continue to benchmark these results against natural history data to contextualize the magnitude of effect. We are incorporating these learnings into an anticipated Phase 3 pivotal confirmatory trial with up to 300 subjects and an adaptive design powered at over 95%.
Lastly, dosing has been successfully completed ahead of schedule in the Phase 2/3 GARDian3 pivotal confirmatory clinical trial for OCU410ST. The efficient and accelerated execution of this trial reflects the strong engagement of investigators and patients. It reinforces our confidence in OCU410ST as a potential one-time treatment option for all 100,000 Stargardt patients in the U.S. and Europe who are desperately seeking rescue from blindness with no approved therapies to date.
GARDian3 is a multicenter, randomized, masked, pivotal Phase 2/3 confirmatory trial designed to evaluate the efficacy and safety of OCU410ST in early to late-stage (3 years and older) patients with ABCA4-related retinopathies, including Stargardt disease. The Phase 2/3 study with adaptive design enrolled 63 participants diagnosed with Stargardt disease. Subjects randomized to treatment group received a one-time subretinal injection of OCU410ST (3 × 1010 vector genomes/eye) in the eye with poorer visual acuity, while untreated control group did not receive any treatment. The primary objective of the trial is to evaluate the reduction in atrophic lesion size at 12 months. Key secondary endpoints include improvements in best corrected visual acuity (BCVA) and low luminance visual acuity (LLVA), compared to controls. Observational endpoints include preservation of Ellipsoid Zone (EZ) that correlates to visual function. While demonstrating functional benefit via visual acuity within 12 months can be challenging due to the disease’s natural history, it is believed that preservation of EZ will serve as a meaningful and early indicator of therapeutic benefit.
Our balance sheet remains strong. In January 2026, the Company secured $22.5 million in gross proceeds through an underwritten registered direct offering of common stock led by RTW Investments, with additional participation from new and existing investors. Recently, an additional $15 million in gross proceeds was raised through the exercise of warrants to purchase 10 million shares by an investor. These warrants represent 50% of warrants from the prior raise in 2025. We expect that proceeds from this exercise of warrants will extend our cash runway into the first quarter of 2027.
Operationally, we also strengthened our executive leadership team with several appointments, including Abhi Gupta to Executive Vice President, Commercial and Business Development—bringing experience across commercial strategy, gene therapy, and corporate development in the biopharmaceutical industry. In early 2026, Rita Johnson-Greene, MBA was named Chief Financial Officer and Paul Staid joined us as Executive Vice President, Operations. Rita’s experience in financial strategy and capital planning for gene therapy companies as well as big pharma supports our continued focus on disciplined resource allocation as our programs advance toward later-stage development and potential commercialization. Paul has more than 20 years of leadership experience in biologics and cell and gene therapy technical operations in big pharma and will streamline execution across manufacturing and digital systems supply to support the company’s transition toward regulatory approvals.
Importantly, the Compensation Committee and Board remain focused on attracting and retaining the leadership talent needed to achieve our strategic and clinical objectives. Our executive compensation program is heavily performance-based, with annual incentives tied to the achievement of key corporate milestones and long-term incentives intended to align pay outcomes with long-term shareholder value creation. In setting compensation, the Committee also reviews market practices and believes our program is generally competitive with, and appropriately calibrated relative to, companies of similar size and stage. The Compensation Committee has conducted outreach to our institutional investors to discuss the compensation of our named executive officers.

2025 was marked by important clinical progress, strategic business development, and essential financing accomplishments across the organization. We are entering 2026 with strong momentum and a clear line of sight to multiple catalysts—potentially 3 BLAs by 2028—that will further advance Ocugen’s position as a biotechnology leader in gene therapy for blindness diseases.
Thank you for your continued support,

Shankar Musunuri, Ph.D., MBA
Chairman of the Board, Chief Executive Officer and Co-Founder of Ocugen
This letter contains forward-looking statements with respect to Ocugen’s financial condition, business and prospects. Forward-looking statements can be identified by the use of such words as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential, “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “projects,” the negative of these terms and other comparable terminology. These forward-looking statements may include projections of, or guidance on, Ocugen’s future financial performance, anticipated growth strategies, descriptions of business initiatives and anticipated trends in Ocugen’s business or financial results.
Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, these statements are based on current beliefs, expectations and assumptions regarding Ocugen’s business, strategies, projections, as well as anticipated events and trends. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Ocugen’s control, and Ocugen’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. Ocugen undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
A discussion of certain risks and uncertainties affecting Ocugen, and some of the factors that could cause Ocugen’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Ocugen’s Annual Report on Form 10-K for the year ended December 31, 2025, which accompanies this letter.

NOTICE OF ANNUAL MEETING
PROXY DASHBOARD
PROPOSAL 1—ELECTION OF DIRECTORS
MEET THE BOARD	1
BOARD COMMITTEES	8
BOARD GOVERNANCE	12
DIRECTOR COMPENSATION PROGRAM	16
EXECUTIVE OFFICERS	18
CORPORATE GOVERNANCE	19
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES	25
AUDIT COMMITTEE REPORT	26
PROPOSAL 3—APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
2025 EXECUTIVE COMPENSATION TABLES	28
PROPOSAL 4— APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE PREFERRED FREQUENCY WITH WHICH FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SHOULD BE HELD
PROPOSAL 5—APPROVAL OF THE ADOPTION OF AN AMENDMENT TO OUR CHARTER TO EFFECT A REVERSE STOCK SPLIT
PROPOSAL 6—APPROVAL OF ADJOURNMENT OF THE ANNUAL MEETING FOR SOLICITATION IF THERE ARE NOT SUFFICIENT VOTES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT	55
GENERAL INFORMATION	57

NOTICE OF ANNUAL MEETING
DEAR STOCKHOLDER:
You are invited to attend Ocugen, Inc.’s (the “Company,” “us,” “we,” “our,” or “Ocugen”) Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, June 11, 2026, at 8 a.m., Eastern Time.
This year’s Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting online, vote electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OCGN2026.
At the Annual Meeting, stockholders will vote on:
1.
Election of two class III directors, Kirsten Castillo, MBA, and Satish Chandran, Ph.D., each to serve for a three-year term expiring at the 2029 Annual Meeting of Stockholders (the “Director Election Proposal”).

2.	Ratification of appointment of PricewaterhouseCoopers LLP (“PwC”) as Ocugen, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.	Approval, on a non-binding advisory basis, of the compensation of Ocugen, Inc.’s named executive officers (the “NEOs”).
4.	Approval, on a non-binding advisory basis, of the preferred frequency with which future advisory votes on the compensation of the NEOs should be held.
5.
Approval of the adoption of an amendment to the Charter to provide for a reverse stock split of the common stock, at a ratio of not less than one-for-four (1:4) and not greater than one-for-eight (1:8) the final determination of which shall be determined by the Board, and to authorize the Board to effect the reverse stock split at their discretion (the “Reverse Stock Split Proposal”).

6.
Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 5 (the “Adjournment Proposal”).

Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
VOTING
You are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements thereof only if you were a stockholder as of the close of business on April 20th, 2026 (the “Record Date”).
STOCKHOLDER COMMUNICATION
The board of directors (the “Board”) will give appropriate attention to written communications that are submitted by stockholders and other interested parties and will respond if and as appropriate.

How to Communicate with our Directors	By mail: The Corporate Secretary Ocugen, Inc. 11 Great Valley Parkway Malvern, PA 19355

PROXY STATEMENT
We are pleased to comply with the rules of the Securities and Exchange Commission (the “SEC”) that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are mailing to many stockholders a Notice of Internet Availability of Proxy Materials for the Annual Meeting to Be Held on June 11, 2026 (the “Notice of Availability”) instead of a paper copy of our proxy materials and our Annual Report for the fiscal year ended December 31, 2025 (the “2025 Annual Report”). We will mail the Notice of Availability or the Notice of the Annual Meeting, this proxy statement (the “Proxy Statement”), a form of the proxy card and the 2025 Annual Report, as applicable, on or about April 30, 2026. The Notice of Availability contains instructions on how to access proxy materials online and to cast your vote or submit a proxy over the Internet. This process will allow us to reduce the environmental impact and lower the costs of printing and distributing our proxy materials. If you have received the Notice of Availability, but would like to receive a printed copy of our proxy materials, including the Notice of the Annual Meeting, our proxy statement, our 2025 Annual Report and a form of proxy card, free of charge, please follow the instructions on the Notice of Availability. A copy of our 2025 Annual Report, except for exhibits, will be furnished without charge to any stockholder upon written request to Ocugen, Inc. 11 Great Valley Parkway Malvern, PA 19355, Attention: General Counsel. This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are also available on the SEC’s website at www.sec.gov. The Annual Meeting will be held virtually via live webcast on Thursday, June 11, 2026, at 8 a.m., Eastern Time.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 11, 2026. THE NOTICE OF THE ANNUAL MEETING, THIS PROXY STATEMENT, THE ENCLOSED PROXY CARD AND THE 2025 ANNUAL REPORT ARE FIRST BEING MADE AVAILABLE OR MAILED TO OUR STOCKHOLDERS ON OR ABOUT APRIL 30, 2026. IN ACCORDANCE WITH THE SEC RULES THAT ALLOW COMPANIES TO FURNISH PROXY MATERIALS TO THEIR STOCKHOLDERS OVER THE INTERNET, WE MAIL TO MANY STOCKHOLDERS A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS RATHER THAN A PAPER COPY OF OUR PROXY MATERIALS RELATED TO OUR FORTHCOMING ANNUAL MEETING. THE NOTICE OF THE 2026 ANNUAL MEETING, THIS PROXY STATEMENT AND THE 2025 ANNUAL REPORT ARE AVAILABLE TO HOLDERS OF OUR COMMON STOCK AT WWW.PROXYVOTE.COM.

USER’S GUIDE
PROXY DASHBOARD
To assist you in reviewing this year’s proposals, we call your attention to the following proxy summary. This is only a summary; please review this Proxy Statement and our 2025 Annual Report in full.
GENERAL INFORMATION

Meeting Date:	Time:	Location:	Record Date:
Thursday, June 11, 2026	8 a.m., ET
The meeting can be accessed by visiting www.virtualshareholdermeeting.com/
OCGN2026, where you will be able to listen to the meeting live, submit questions, and vote online. There will be no physical location for stockholders to attend.
April 20th, 2026

VOTING MATTERS AND VOTING RECOMMENDATIONS

	Matters	Board Vote Recommendation
1	Election of two class III directors, Kirsten Castillo, MBA, and Satish Chandran, Ph.D., each to serve for a three-year term expiring at the 2029 Annual Meeting of Stockholders	FOR Each Nominee
2	Ratification of appointment of PwC as our independent registered accounting firm for 2026	FOR
3	Approval, on a non-binding advisory basis, of the compensation of NEOs	FOR
4	Approval, on a non-binding advisory basis, of the preferred frequency with which future advisory votes on the compensation of the NEOs should be held	ONE YEAR FREQUENCY
5
Approval of the adoption of an amendment to the Charter to provide for a reverse stock split of the common stock, at a ratio of not less than one-for-four (1:4) and not greater than one-for-eight (1:8) the final determination of which shall be made by the Board, and to authorize the Board to effect the reverse stock split at their discretion
FOR
6	Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 5	FOR

BOARD OF DIRECTORS
MEET THE BOARD
The size of our Board is set at six members and is divided into three classes, each of which has a three-year term. Currently, class I, class II and class III consist of two directors each. You are being asked to vote on the election of class III directors, Kirsten Castillo, MBA and Satish Chandran, Ph.D., each to serve a three-year term expiring at the 2029 Annual Meeting of Stockholders and until their respective successors, if any, are elected and qualified, or until their earlier death, resignation, retirement, disqualification or other removal.
Our directors are elected by a plurality of the votes cast by our stockholders at the Annual Meeting. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Kirsten Castillo and Satish Chandran, Ph.D. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that any of the nominees will be unable to serve.
BOARD EXPERIENCE AND SKILLS MATRIX
The table below summarizes key qualifications, skills, or attributes of our continuing directors and director nominees. A mark indicates a specific area of focus or expertise on which the Board relies most in deciding whether to nominate a director to serve on our Board. The lack of a mark does not mean the director does not possess that qualification or skill. Each director’s biography below describes these qualifications and relevant experience in greater detail. We believe the table below demonstrates the breadth of the collective experience, expertise, and skills of our continuing directors and director nominees.

Experience, Expertise, or Attribute	Kirsten Castillo, MBA	Junge Zhang, Ph.D	Uday Kompella, Ph.D.	Shankar Musunuri, Ph.D., MBA	Blaise Coleman, MBA	Satish Chandran, Ph.D.
Industry Experience
Current/Recent Biotech CEO/CFO
Science/Biotech/Academic Background
Biotech Research and Development/Clinical/Regulatory Expertise
Biotech Commercial Expertise
Finance Expertise
Board Governance

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 1

NOMINEES FOR CLASS III DIRECTORS FOR ELECTION AT THE ANNUAL MEETING FOR TERM TO EXPIRE AT THE 2029 ANNUAL MEETING OF STOCKHOLDERS

KIRSTEN CASTILLO, MBA
Director since: 2020 Age: 53 Independent Committee Memberships • Audit Committee • Nominating and Corporate Governance Committee (Chair) Other Public Directorships • ACV Auctions Inc. since October 2020
Career Highlights
 •
More than 20 years of supply chain and logistics experience, having held multiple supply chain leadership roles at a spin-off company of 3M Company.
 •
Served as Chief Executive Officer and Chief Operating Officer at Logistics Planning Services from 2010 to 2017, a privately held transportation and logistics services company.
 •
Stayed on as Chief Operating Officer at GlobalTranz, a full-service, technology-driven third-party logistics provider from 2017 to 2018, following its acquisition of Logistics Planning Services, where she was responsible for all company operations including regional branches in North America and Mexico, delivering $1.6 billion in revenue.
Memberships
 •
Served as the Vice President of Engagement for Advancing Women’s Excellence in Supply Chain, Operations, Management, and Education from September 2019 to December 2021.
 •
Served on the boards of The Marvin Companies, ACV Auctions Inc., and Willey Family Ventures since April 2019, October 2020, and January 2024, respectively, and as an advisor to Conquer AI since August 2025.
 •
Board member of various non-profit organizations, including Board of Advisors at Duke University’s Duke Innovation and Entrepreneurship and was the President of the United Way of Washington County from November 2018 through December 2024.
Ms. Castillo received her Bachelor of Science from the University of Minnesota and her Global Executive Master of Business Administration from the Fuqua School of Business at Duke University. She is currently enrolled at the Denver Seminary and expects to graduate in 2026.
Ms. Castillo’s expertise in business operations and logistics and her leadership experience led the Board’s decision to nominate Ms. Castillo for reelection to the Board.

2 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

SATISH CHANDRAN, PH.D.
Director since: 2025 Age: 71 Independent Committee Memberships • Audit Committee • Compensation Committee (Chair) • Science and Technology Committee Other Public Directorships • None
Career Highlights
 •
President and Chief Executive Officer of Prodigy Biotech, Inc., since April 2021.
 •
Founder and Chief Executive Officer of Somahlution Inc. (“Somahlution”) since its inception in May 2010 until it was acquired by Marizyme, Inc. (OTCQB: MRZM) (“Marizyme”) in August 2020. Then served as Marizyme’s President, Chief Operating Officer and Chief Technology Officer until April 2021.
 •
Former Chief Executive Officer and member of the board of directors of Akshaya Bio, Inc. from 2012 until it was acquired by Kaimi Bio, Inc. in 2023.
 •
Prior to founding Somahlution, Dr. Chandran was the Chief Technology Officer at Pfizer Biotherapeutics—OTU from December 2008 until May 2010.
 •
Prior to joining Pfizer he co-founded Nucleonics, Inc., an RNAi therapeutics company in 2000 and served as their Executive Vice President, Chief Strategy Officer and Chief Operating Officer, until 2008.
 •
Dr. Chandran has served as a member of our Vaccine Scientific Advisory Board since 2021.
Memberships
 •
Board member of Avstera, Inc. since 2023.
 •
Board member of formerly public company, Statera Biopharma, Inc., since February 2022 and is a member and chair of their compensation committee and a member of the audit committee and the corporate governance committee.
Dr. Chandran received his Bachelor of Science, with honors, from the University of Mumbai, his master’s in Microbiology, Microbial Genetics, and Microbial Biochemistry from the University of Baroda, and his Ph.D. in Molecular Biology, Biochemistry and Microbial genetics from Memorial University of Newfoundland, Canada.
Dr. Chandran’s extensive scientific, operational, and commercial expertise, along with a deep understanding of product development, regulatory strategy, and innovation in the life sciences sector led the Board’s decision to nominate Dr. Chandran for reelection to the Board.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 3

CLASS I DIRECTORS-TERMS EXPIRING AT THE 2027 ANNUAL MEETING OF STOCKHOLDERS

SHANKAR MUSUNURI, PH.D., MBA
Director since: 2019 Age: 62 Committee Memberships • None Other Public Directorships • None
Career Highlights
 •
Chairman of the Board and Chief Executive Officer since Ocugen went public in September 2019.
 •
Co-Founder and Chairman of Ocugen since its founding in September 2013 and has additionally served as Chief Executive Officer since May 2015.
 •
Founder, President, Chief Executive Officer, and a board member of Nuron Biotech, Inc. from April 2010 to May 2013.
 •
More than 33 years of industry experience encompassing research and development, operations, and business management including commercial in biotechnology companies as well as large pharmaceutical companies.
 •
Nearly fifteen years at Pfizer Inc. (“Pfizer”) where he held various positions of increasing leadership and responsibility.
Memberships
 •
Board of Trustees at Woods System of Care, a large behavioral/integrated Health Care Organization.
 •
Board member of Musunuri Family Foundation, a non-profit that provides college scholarships to high school students.
 •
Served on Board of Advisors at Duke University’s Duke Innovation and Entrepreneurship until 2025
Dr. Musunuri obtained his Bachelor of Pharmacy from the Birla Institute of Technology and Science, Pilani, an MBA from Duke University’s Fuqua School of Business, and a Ph.D. in Pharmaceutical Sciences from the University of Connecticut.
Our Board believes Dr. Musunuri’s perspective and history as our Co-Founder and Chief Executive Officer, as well as his executive, operational, financial and commercial expertise provide him with the qualifications and skills to serve on our Board.

4 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

JUNGE ZHANG, PH.D.
Director since: 2019 Age: 59 Independent Committee Memberships • Nominating and Corporate Governance Committee • Compensation Committee Other Public Directorships • None
Career Highlights
 •
Co-Founder and Chairman of Biopeptek Pharmaceuticals LLC (“Biopeptek”), a custom peptide manufacturing company, since its founding in October 2011.
 •
Co-Founder and Chief Executive Officer of Mainline Biosciences Inc., a drug discovery and development company, and a Co-Founder and Chairman of Mainline Scientific LLC, a scientific instrument company, since 2015 and 2017, respectively.
 •
Co-Founder and Chief Executive Officer of Sandigene Inc., a company dedicated to advancing pioneering oncological therapies, since 2025.
 •
Prior to co-founding Biopeptek, Dr. Zhang was with the Janssen Pharmaceutical division of Johnson & Johnson from October 2002 to April 2011. Before joining Johnson & Johnson, Dr. Zhang was a Senior Chemist at Eisai Co., Ltd. USA from December 1997 to October 2002.
Dr. Zhang earned a Bachelor of Science in Material Science from Wuhan University of Technology in China, a Master of Science in Chemistry from the University of Louisiana, and a Ph.D. in Analytical Chemistry from Drexel University.
Our Board believes Dr. Zhang’s extensive senior management and entrepreneurship experience in the pharmaceutical industry provide him with the qualifications and skills to serve on our Board.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 5

CLASS II DIRECTORS-TERMS EXPIRING AT THE 2028 ANNUAL MEETING OF STOCKHOLDERS

UDAY B. KOMPELLA, PH.D.

Director since: 2019
Age: 59
Independent
Committee Memberships
•
Compensation Committee
•
Nominating and Corporate
Governance Committee
•
Science and Technology
Committee (Chair)
Other Public Directorships
•
None

Career Highlights
 •
Ocugen Co-founder since September 2013.
 •
Professor of Pharmaceutical Sciences, Ophthalmology, and Bioengineering at University of Colorado-Anschutz Medical Campus since March 2008.
 •
Co-director, Colorado Center for Nanomedicine and Nanosafety.
Memberships
 •
Fellow of the American Association of Pharmaceutical Scientists, the Association for Research in Vision and Ophthalmology, and the Association for Ocular Pharmacology and Therapeutics.
 •
Editor-in-Chief for the journals, Expert Opinion on Drug Delivery and the Journal of Ocular Pharmacology and Therapeutics.
Dr. Kompella obtained his undergraduate degree from the Birla Institute of Technology and Science, a master’s degree in Pharmaceutical Engineering from Jadavpur University and a Ph.D. in Pharmaceutical Sciences from the University of Southern California.
Our Board believes Dr. Kompella’s deep experience with our business as a Co-Founder of Ocugen and his academic experience in pharmaceutical sciences and ophthalmology provide him with the qualifications and skills to serve on our Board.

6 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

BLAISE COLEMAN, MBA
Director since: 2025 Age: 52 Independent Committee Memberships • Audit Committee (Chair) • Science and Technology Committee Other Public Directorships • None
Career Highlights
 •
Chief Executive Officer and member of the board of directors of Endo from March 2020 until August 2024. Previously served as Executive Vice President and Chief Financial Officer at Endo from September 2016 to March 2020.
 •
Prior to joining Endo, Mr. Coleman held several finance leadership roles with AstraZeneca from 2007 to 2015, including Chief Financial Officer of the AstraZeneca and Bristol-Myers Squibb U.S. Diabetes Alliance.
 •
Earlier in his career, he served in Commercial and Business Development Finance roles at Centocor, a wholly-owned subsidiary of Johnson & Johnson, from 2003 until 2007.
 •
Mr. Coleman is a Certified Public Accountant (currently inactive) and previously worked as a Manager in the Pharmaceutical Assurance Practice at PwC, from 1996 until 2003.
Memberships
 •
Mr. Coleman is a member of Robin Hood Ventures, a leading angel investment group in the mid-Atlantic region focused on Life Science start-ups.
Mr. Coleman received his Bachelor of Science in Accounting from Widener University and his MBA from Duke University Fuqua School of Business.
Our Board believes Mr. Coleman’s deep financial expertise, operational leadership, and a proven track record leading successful transformations in the pharmaceutical industry provide him with the qualifications and skills to serve on our Board.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 7

BOARD COMMITTEES AND MEMBERSHIP
Our Board has established various committees (the “Committees”) to assist in discharging its duties: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Science and Technology Committee. Each member of our Committees is an independent director as that term is defined by the SEC and the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the Committee in carrying out its responsibilities. The Nominating and Corporate Governance Committee is responsible for overseeing periodic self-evaluations of the Board to determine whether it and its Committees are functioning effectively. Each Committee also conducts periodic self-evaluations of their own performance and reports their conclusions to the Board.
The Committee memberships and the primary responsibilities of each of the Committees are as follows:

Director	Independent	Board	AC	CC	NCGC	STC
Shankar Musunuri, Ph.D., MBA	No	C
Junge Zhang, Ph.D.	Yes	M		M	M
Uday B. Kompella, Ph.D.	Yes	M		M	M	C
Satish Chandran, Ph.D.	Yes	M	M	C		M
Kirsten Castillo, MBA	Yes	M	M		C
Blaise Coleman, MBA	Yes	M	C			M

AC = Audit Committee	CC = Compensation Committee	NCGC = Nominating and Corporate Governance Committee	STC = Science and Technology Committee	M = Member	C = Chair

Audit Committee
The Audit Committee assists the Board by providing oversight of our financial management, independent auditor and accounting and financial reporting processes, as well as such other matters as directed by the Board or the Audit Committee Charter.
Among other things, the Audit Committee’s responsibilities include:
•
having sole discretion and direct responsibility for appointing, evaluating, retaining, compensating, overseeing, evaluating, and, when necessary, terminating our engagement with our independent registered public accounting firm;

•	discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures and preapproving all audit services;
•
establishing and overseeing compliance with our procedures governing treatment of complaints concerning our accounting, internal accounting controls, or auditing matters, and submissions of confidential, anonymous, employee concerns regarding accounting or auditing matters;

•
reviewing our Code of Business Ethics and Conduct (“Code of Conduct”), including assessing the adequacy of the Code of Conduct and recommending any proposed changes to the Board, and our compliance with applicable legal requirements, as well as any litigation or material government investigations, and making corresponding reports to the Board;

•	overseeing our risk assessment and risk management processes and the guidelines and procedures to implement such processes;
•	reviewing our enterprise risk management framework and major risk exposures, including our cybersecurity risks;

8 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

•	reviewing and ratifying all related person transactions, based on the standards set forth in our related party transactions policy (the “Related Party Transactions Policy”); and
•	preparing the Audit Committee report required to be included in our annual proxy statement.
The current members of our Audit Committee are Mr. Coleman (Chair), Ms. Castillo, and Dr. Chandran. All members of our Audit Committee are deemed “independent” and financially literate under the applicable rules and regulations of the SEC and Nasdaq. Mr. Coleman qualifies as an “audit committee financial expert” within the meaning of SEC regulations. Immediately following our 2025 annual meeting of stockholders held on June 5, 2025 (the “2025 Annual Meeting”), Marna C. Whittington, Ph.D.’s term as chair and Prabhavathi Fernandes, Ph.D., FIDSA’s term as a member of the Audit Committee ended, and Mr. Coleman was appointed as chair of the Audit Committee, and Dr. Chandran was appointed as a member of the Audit Committee upon Dr. Chandran’s election to the Board at the 2025 Annual Meeting.
Compensation Committee
The Compensation Committee reviews the performance and development of our management in achieving corporate goals and objectives and assures that our executive officers (including our Chief Executive Officer) are compensated effectively in a manner consistent with our strategy, competitive practice and stockholder interests, as well as such other matters as directed by the Board or the Compensation Committee Charter. Among other things, the Compensation Committee’s responsibilities include:
•
reviewing and recommending to the Board the terms of any binding offer letters, employment agreements, termination agreements or arrangements, change-in-control agreements, indemnification agreements and other material agreements that we execute with the Chief Executive Officer, as well as reviewing and approving the terms of any such letters, arrangements, or agreements that we execute with any executive officer;

•	overseeing the evaluation of our executive officers and preparing assessments of their performance, to be discussed periodically with the Board;
•
annually reviewing and making recommendations to the Board for approval of our Chief Executive Officer’s compensation level and annually reviewing and approving other executive officers’ compensation level (including salary, bonus, incentive compensation, severance arrangements, change-in-control benefits and other forms of executive officer compensation);

•	reviewing and making recommendations to the Board regarding director compensation, including all forms of paid cash compensation and all forms of equity compensation granted to members of the Board;
•
reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans, as well as approving employee benefit plans pursuant to which options or stock may be acquired by officers, directors, employees or consultants;

•	administering, or where appropriate, overseeing the administration of, executive and equity compensation plans and such other compensation and benefit plans that are adopted by us from time to time;
•
reviewing and discussing with management our key human capital management strategies, including employee health and wellness programs and initiatives and programs related to corporate culture, employee engagement and talent development;

•	administering our Amended and Restated Compensation Recovery Policy; and
•
determining stock ownership guidelines for our Chief Executive Officer and other executive officers and monitoring compliance with such guidelines, if deemed advisable by our Board or the Compensation Committee.

Our Compensation Committee may, in its sole discretion, retain or obtain the advice of compensation consultants, legal counsel or other advisors, after taking into consideration applicable factors affecting independence that are specified under Nasdaq and SEC regulations. Our Compensation Committee is directly

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 9

responsible for the appointment, compensation and oversight of the work of any retained compensation consultant, legal counsel and other advisor, and is empowered, without further action by the Board, to both determine and cause us to pay such compensation to any retained compensation consultant, legal counsel and other advisor retained by the Compensation Committee. Our Chief Executive Officer annually reviews the performance of each of the other executive officers, including the other NEOs. He then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers our Chief Executive Officer’s recommendations in addition to data and recommendations presented by our executive compensation consultant.
During 2025, the Compensation Committee retained Pearl Meyer & Partners LLC (“Pearl Meyer”) to provide executive compensation consulting services. Prior to the retention of Pearl Meyer, the Compensation Committee had retained Frederic W. Cook & Co., Inc. (“FW Cook”) to provide executive compensation consulting services. Pearl Meyer presented a summary executive compensation report to the Compensation Committee, which included data about the compensation paid by the companies included in our peer group and other employers who compete with us for executives. Additionally, Pearl Meyer has updated the Compensation Committee on new developments in areas that fall within the Compensation Committee’s jurisdiction and is available to advise the Compensation Committee regarding its responsibilities. Pearl Meyer serves solely at the discretion of the Compensation Committee and their fees are approved by the Compensation Committee.
The current members of our Compensation Committee are Dr. Chandran (Chair), Dr. Kompella, and Dr. Zhang. Our Board has determined that all Compensation Committee members are independent under Nasdaq’s listing standards, and that they are “non-employee directors” for purposes of Rule 16b-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Immediately following the 2025 Annual Meeting on June 5, 2025, Dr. Fernandes’ term as chair and each of Dr. Whittington’s and Ms. Castillo’s term as a member of the Compensation Committee ended, Dr. Chandran was appointed as chair of the Compensation Committee, and Dr. Zhang was appointed as a member of the Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee identifies qualified individuals for membership on the Board, recommends to the Board the director nominees to fill vacancies on the Board and to stand for election at the next annual meeting of stockholders, develops and recommends to the Board a set of corporate governance guidelines for the Board and provides oversight of the corporate governance affairs of the Board, as well as such other matters as directed by the Board or the Nominating and Corporate Governance Charter. Among other things, our Nominating and Corporate Governance Committee’s responsibilities include:
•	periodically reviewing and adopting procedures regarding director candidates proposed by stockholders;
•
retaining and terminating any search firm used to identify director nominees, approving the search firm’s fees and other retention terms, and authorizing our payment of compensation to any such search firm without further action by the Board;

•
identifying, recommending and evaluating candidates, including candidates submitted by stockholders, for election to the Board and recommending to the Board (i) nominees to fill vacancies or new positions on the Board and (ii) the slate of nominees to stand for election by our stockholders at each annual meeting of stockholders;

•	developing and recommending to the Board corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes to such guidelines;
•
recommending to the Board (i) directors to be appointed to or to fill vacancies on each of our Committees; and (ii) director independence determinations for the Board as a whole and each of our Committees;

•
periodically assessing the appropriate size, composition and leadership structure of the Board as a whole, the needs of the Board and the respective Committees of the Board, and the qualification of director candidates in light of these needs;

10 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

•
overseeing periodic self-evaluations of the Board to determine whether it and its Committees are functioning effectively, as well as determining the nature of the evaluation, supervising the conduct of the evaluation; and preparing an assessment of the Board’s performance to be discussed with the Board;

•
reviewing the adequacy of the Sixth Amended and Restated Certificate of Incorporation, as amended (“Charter”) and Second Amended and Restated Bylaws, as amended (“Bylaws”), and recommending to the Board, as conditions dictate, amendments for consideration by the stockholders; and

•	reviewing plans for the development, retention and succession of our executive officers.
The Nominating and Corporate Governance Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members, as described below in the section entitled “Board Structure and Composition.” Our Corporate Governance Guidelines provide that factors such as a candidate’s character, judgment, skills, expertise and absence of conflicts of interest be considered in determining director candidates. The Nominating and Corporate Governance Committee considers candidates proposed by our stockholders and reviews and evaluates information available to it regarding candidates proposed by stockholders and applies the same criteria, and follows substantially the same process in considering them, as it does in considering other candidates.
The members of our Nominating and Corporate Governance Committee are Ms. Castillo (Chair), Dr. Zhang, and Dr. Kompella. The Board has determined that all Nominating and Corporate Governance Committee members are independent under the listing standards of Nasdaq.
Science and Technology Committee
The Science and Technology Committee’s focus is to identify and assess business development opportunities that diversify and strengthen our product candidate portfolio. The Science and Technology Committee’s scientific expertise will actively provide direction to us in efforts to continue to expand on our mission of offering innovative solutions for unmet needs within healthcare. Among other things, our Science and Technology Committee’s responsibilities include:
•	identifying, reviewing, and recommending to our Board opportunities to grow and diversify our product portfolio;
•	assessing our current programs within preclinical and clinical stages in an effort to recommend strategic opportunities or changes to our portfolio to the Board;
•	periodically providing updates to the Board regarding market trends, competitive analysis, and scientific innovation that are of relevance to us; and
•	participating in due diligence efforts and offering a scientific perspective in the assessment of business development opportunities.
The current members of our Science and Technology Committee are Dr. Kompella (Chair), Dr. Chandran, and Mr. Coleman. Our Board has determined that all Science and Technology Committee members are independent as set forth in Nasdaq’s listing standards. Immediately following the 2025 Annual Meeting on June 5, 2025, each of Dr. Fernandes’, Ms. Castillo’s and Dr. Zhang’s term as a member of the Science and Technology Committee ended, and Dr. Chandran and Mr. Coleman were appointed as members of the Science and Technology Committee.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 11

BOARD GOVERNANCE
Our Board is our ultimate decision-making body, except with respect to those matters reserved to the stockholders. Our Board selects the members of our senior management team, who in turn are responsible for our day-to-day operations. Our Board acts as an advisor and counselor to senior management and oversees their performance.
Our Board consists of directors divided into three classes, with each class holding office for a three-year term. Kirsten Castillo, MBA and Satish Chandran, Ph.D. have been nominated by our Board for election at the Annual Meeting to serve for three-year terms that will expire at our 2029 Annual Meeting of Stockholders and until their successors, if any, are elected and qualified, or until their earlier death, resignation, retirement, disqualification or other removal. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, our Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the replacement nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for their replacement.
BOARD STRUCTURE AND COMPOSITION
The Nominating and Corporate Governance Committee of our Board is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. This Committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development and succession planning.
Our Bylaws provide that the number of members of our Board shall be fixed by the Board from time to time. Our Board is currently fixed at six members. Our Board is divided into three classes with staggered three-year terms. The Nominating and Corporate Governance Committee is responsible for identifying individuals that the Committee believes are qualified to become Board members.
BOARD GOVERNANCE SUMMARY FACTS
The following table summarizes our current Board structure and key elements of our corporate governance framework:

Governance Item
Size of the Board (set by the Board)	Six
Number of Independent Directors	Five(1)
Independent Chairman of the Board	No
Board Self-Evaluation	Annual
Review of Independence of the Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality

(1)   Excludes Dr. Musunuri who is not independent.

12 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

CRITERIA FOR BOARD MEMBERSHIP
The Nominating and Corporate Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:
•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.
•
Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understanding us and our industry, and to regularly attend and participate in meetings of the Board and its committees.
•
Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interest of all stockholders.

•
Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent our interests and our stockholders and to fulfill the responsibilities of a director.

•	Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.
•	Nominees should have the potential to serve on the Board for at least five years.
In each of the director biographies above, we highlight the specific experience, qualifications, attributes and skills that led the Board to conclude that each director is qualified to serve on our Board.
Our Corporate Governance Guidelines provide that factors such as a candidate’s character, judgment, skills, expertise and absence of conflicts of interest be considered in determining director candidates. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards. The Nominating and Corporate Governance Committee and the full Board are committed to creating a board of directors that promotes our strategic objectives and fulfills its responsibilities to our stockholders.
INDEPENDENCE OF THE BOARD OF DIRECTORS
Under Nasdaq’s listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with our legal counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
Our Board has determined that all our current directors and director nominees, except for Dr. Musunuri, are “independent” directors, as defined under the rules of Nasdaq. In making such determination, our Board considered the relationships that each such non-employee director has with us and all other facts and circumstances that our Board deemed relevant in determining his or her independence, including the beneficial ownership of our common stock by each non-employee director. Our independent directors generally meet in an executive session at each regularly scheduled Board meeting.
There are no arrangements or understandings between any of our director nominees, directors or executive officers and any other person pursuant to which any director nominee, director or executive officer was or is to be selected as a director nominee, director or executive officer, as applicable. Other than Mr. Coleman, the former President and Chief Executive officer of Endo International plc, which filed a petition for bankruptcy on behalf of itself and its subsidiaries in August 2022, no director has been involved in any legal proceedings required to be disclosed under Item 401(f) of Regulation S-K.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 13

BOARD LEADERSHIP STRUCTURE
As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business, as well as members who have different skill sets and points of view.
Our Board may, but is not required to, appoint a Lead Independent Director, who is selected by a majority of our independent directors and who will preside over executive sessions of the Board. From 2023 until her resignation at the 2025 Annual Meeting on June 5, 2025, Dr. Fernandes served as the Lead Independent Director. As of the date of this Proxy Statement, the Board has not appointed a Lead Independent Director. The Nominating and Corporate Governance Committee will periodically assess our Board’s leadership structure and determine whether the leadership structure is appropriate given our specific characteristics or circumstances.
BOARD AND STOCKHOLDER MEETING ATTENDANCE
During 2025, the Board met four times; its Audit Committee six times; its Compensation Committee met five times; its Nominating and Corporate Governance Committee met four times; and its Science and Technology Committee met four times.
Each member of our Board attended 75% or more of the aggregate of (i) the total number of meetings of the Board, and (ii) the total number of meetings held by the committees of the Board on which he or she served, during the portion of the fiscal year ended December 31, 2025 for which he or she was a director or committee member.
Directors are encouraged, but not required, to attend our annual stockholder meetings. All of the directors attended the 2025 Annual Meeting of Stockholders.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2025, Dr. Kompella, Dr. Fernandes, Ms. Castillo, Dr. Zhang, Dr. Chandran, and Dr. Whittington served as members of our Compensation Committee, with the terms of Dr. Fernandes, Dr. Whittington, and Ms. Castillo ending at the 2025 Annual Meeting and the terms of Dr. Zhang and Dr. Chandran beginning upon their election to the Board at the 2025 Annual Meeting. During 2025 and as of the date of this report, none of the members of the Compensation Committee was or is one of our officers or employees, and none of our executive officers has served or serves on the Compensation Committee or Board of any company that employed or employs any member of our Compensation Committee or Board.

14 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

EVALUATING BOARD EFFECTIVENESS
The Board is committed to continuous improvement and annual self-evaluation is an important tool for evaluating effectiveness. The Board and each Committee conducts rigorous annual self-evaluations of their performance and effectiveness.

PROCESS BEGINS

The Nominating and Corporate Governance Committee initiates and oversees the Board evaluation process, which is conducted at the end of the calendar year.

Each Committee conducts an initial evaluation of its own effectiveness.

EVALUATION

During the evaluation process, the Nominating and Corporate Governance Committee assesses several factors, including:

- Director independence and qualifications to serve on the various Committees, and
- Committee chair assignments and membership rotations.

The Nominating and Corporate Governance Committee also reviews the effectiveness of the overall evaluation process and considers whether to conduct the evaluation through an external third-party provider.

PRESENTATION OF EVALUATION RESULTS

The results of the Board and Committees' evaluations are presented, in executive session, at a subsequent Board and Committee meeting, as appropriate.

FOLLOW-UP

Any results requiring additional consideration are addressed at future Board and Committee meetings, as appropriate.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 15

DIRECTOR COMPENSATION PROGRAM
We have designed and implemented our compensation program for our non-employee directors to attract, motivate, and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals. Our Compensation Committee periodically reviews our compensation program for non-employee directors, including how our non-employee director compensation compares to our peer group and market trends.
Under our compensation program for our non-employee directors as in effect for 2025, each non-employee member of our Board was entitled to the following compensation:
•
Initial Equity Grant. Initial grant of stock options to purchase shares of common stock with a grant date fair value of $115,000, vesting monthly over three years, subject to continued service on the Board.

•
Annual Equity Grant. An annual grant of stock options with a grant date fair value of $115,000, granted on the date of our 2025 Annual Meeting of Stockholders, and will vest at the earlier of the one-year anniversary of the grant date or the next Annual Meeting of Stockholders, subject to continued service on the Board.

•	Cash Retainers. Cash retainers (to be paid in four quarterly installments) as described below:

2025 Compensation Category	Amount
Annual Base Cash Retainer	$40,000	‘
Additional Committee Chair Compensation:
Audit Committee	$20,000
Compensation Committee	$15,000
Nominating and Corporate Governance Committee	$10,000
Science and Technology Committee	$15,000
Additional Committee Membership Compensation:
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating and Corporate Governance Committee	$5,000
Science and Technology Committee	$7,500

In December 2025, based on the recommendation of our Compensation Committee, our Board amended the non-employee director compensation policy to set an initial equity grant at 255,150 options and an annual equity grant at 170,100 options.

16 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

2025 DIRECTOR COMPENSATION
The following table presents the total compensation for each of our non-employee directors who served as a member of our Board during the fiscal year ended December 31, 2025. Dr. Musunuri did not receive any additional compensation for his service as the Chairman of our Board. Dr. Musunuri’s compensation as an employee is described under “Executive Compensation” below. Dr. Whittington’s term on the Board ended at the 2025 Annual Meeting on June 5, 2025, and Dr. Fernandes resigned from the Board effective at the 2025 Annual Meeting. Mr. Coleman and Dr. Chandran were elected to our Board at the 2025 Annual Meeting.

Name	Fee Earned or Paid in Cash	Stock Option Awards (1)	All Other Compensation	Total
Uday B. Kompella, Ph.D.	$67,500	$143,750	$—	$211,250
Satish Chandran, Ph.D. (2)	$41,429	$143,750	$20,000	$205,179
Blaise Coleman, MBA (3)	$38,571	$143,750	$—	$182,321
Junge Zhang, Ph.D.	$52,500	$143,750	$—	$196,250
Kirsten Castillo, MBA	$60,000	$143,750	$—	$203,750
Marna C. Whittington, Ph.D. (4)	$29,144	$—	$—	$29,144
Prabhavathi Fernandes, Ph.D., FIDSA (5)	$39,897	$—	$—	$39,897

(1)   Amounts represent the grant date fair value of stock option awards granted during 2025, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). For a discussion of the assumptions we employ in determining the fair value of stock option awards, please see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Annual Report. The aggregate number of stock options outstanding on December 31, 2025 was 626,876 for Dr. Kompella, 186,316 for Dr. Chandran,151,316 for Mr. Coleman, 384,742 for Dr. Zhang, 624,876 for Ms. Castillo, and none for Drs. Whittington and Fernandes.
(2)   Dr. Chandran was elected to the Board at the 2025 Annual Meeting on June 5, 2025. Fees amount represents Dr. Chandran’s compensation from June 5, 2025 through December 31, 2025. All other Compensation includes the payment for consulting services prior to his election as a director of the company.
(3)   Mr. Coleman was elected to the Board at the 2025 Annual Meeting on June 5, 2025. Amount represents Mr. Coleman’s compensation from June 5, 2025 through December 31, 2025.
(4)   Dr. Whittington’s term on the Board ended at the 2025 Annual Meeting on June 5, 2025, and Dr. Whittington did not stand for re-election at the meeting. Amount represents Dr. Whittington’s compensation from January 1, 2025 through June 5, 2025.
(5)   Dr. Fernandes resigned from the Board effective at the 2025 Annual Meeting on June 5, 2025. Amount represents Dr. Fernandes’ compensation from January 1, 2025 through June 5, 2025. Includes compensation for services as Lead Independent Director from January 1, 2025 through June 5, 2025.
Director Stock Ownership Guidelines. To further align the interests of our directors, executive officers and our stockholders, the Board adopted stock ownership guidelines in March 2022. In the case of our non-employee directors, the guidelines require that each director owns shares of our common stock that have an aggregate fair market value equal to or greater than five times the annual base cash retainer. Individuals have five years after first becoming subject to the guidelines to attain the requisite level of stock ownership.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 17

EXECUTIVE OFFICERS
The following table sets forth the name, position, and age of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Shankar Musunuri, Ph.D., MBA	Chief Executive Officer, Chairman and Co-Founder	62
Rita Johnson-Greene, MBA	Chief Financial Officer	49

Shankar Musunuri, Ph. D., MBA, 62, has served as Chairman of the Board and as our Chief Executive Officer since going public in September 2019. Dr. Musunuri has served as our Co-Founder and Chairman since its founding in 2013 and has additionally served as Chief Executive Officer since May 2015. Dr. Musunuri transformed Ocugen from a start-up into a pioneering biotechnology leader in ophthalmology gene therapy with its novel modifier gene platform to treat major blindness diseases. Dr. Musunuri is a seasoned industry veteran with about 33+ years of results-driven experience encompassing research and development, operations, finance and business management including commercial operations in biotechnology as well as pharmaceutical companies. After a long tenure at Pfizer, he founded Nuron Biotech, Inc., which he grew to a commercial company in less than three years, serving as President, Chief Executive Officer and board member. Dr. Musunuri spent nearly fifteen years at Pfizer, where he held various positions of increasing leadership and responsibility. Dr. Musunuri obtained his Ph.D. in Pharmaceutical Sciences from the University of Connecticut, a MBA from Duke University’s Fuqua School of Business, and his Bachelor of Pharmacy from Birla Institute of Technology and Science. He is a recipient of the Distinguished Alumnus Award from the University of Connecticut’s School of Pharmacy and serves on the Board of Trustees at Woods System of Care, a large behavioral/integrated Health Care Organization.

Rita Johnson-Greene, MBA, 49, has served as our Chief Financial Officer since February 2026 and has served as our principal financial officer since March 2026. Prior to joining the Company, Ms. Johnson-Greene was Chief Operating Officer of Alliance for Regenerative Medicine from April 2023 to January 2026 and Vice President of Sales and Qualified Treatment Center Engagement for bluebird bio from May 2021 to April 2023. She previously held numerous roles at Spark Therapeutics, Inc. from November 2016 through May 2021 and at AstraZeneca from January 2007 to November 2016. She started her career at Accenture Strategy as a Consultant, focused on pharmaceutical ventures. She also joined the Drexel University Biomed Dean’s Executive Advisory Council in May 2024 and serves as a guest lecturer for the bio-medical graduate students. Ms. Johnson-Greene received her Bachelor of Science in Electrical Engineering from Drexel University and her MBA in Finance from the Wharton School of the University of Pennsylvania.

18 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE AND RISK MANAGEMENT
We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Charter, our Bylaws, our Code of Conduct, our Corporate Governance Guidelines and the charters of the Committees. Aspects of our governance documents are summarized below. You can find the charter for each Committee of the Board and our Code of Conduct on our website at https://ir.ocugen.com/corporate-governance.
We have a written set of Corporate Governance Guidelines that are designed to help ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director responsibilities, director qualification standards, director access to management and independent advisors, board meetings and committees, director compensation, director orientation and continuing education, the periodic evaluations of our Board and its Committees, and succession planning. Succession planning for the Board is critical to our success. Our goal is to achieve a Board that provides effective oversight of the Company through the appropriate breadth of experience, expertise and skills. Our Corporate Governance Guidelines are reviewed periodically by the Nominating and Corporate Governance Committee to assess the adequacy of the corporate governance guidelines and recommend any proposed changes to the Board. The Corporate Governance Guidelines are amended by our Board when appropriate. The full text of our Corporate Governance Guidelines is available on our website at https://ir.ocugen.com/.
The Board’s role in risk oversight is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board actively overseeing management of our risks, both at the Board and Committee level. The risk oversight process includes receiving regular reports from Committees and our executive officers to enable our Board to understand our risk identification, risk management and risk mitigation strategies with respect to areas of potential material risk, including operations, cybersecurity, finance, legal, regulatory, strategic and reputational risk.
The Board focuses on the overall risks affecting us. Each Committee has been delegated the responsibility for the oversight of specific risks that fall within its areas of responsibility. For example:
•
The Audit Committee oversees management of financial reporting, compliance and litigation risks, including risks related to our insurance, information technology, cybersecurity, human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures.

•
The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies, plans and arrangements increase or decrease risk for the Company.

•	The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board, potential conflicts of interest and the effectiveness of the Board.
•	The Science and Technology Committee is responsible for managing risks associated with our research and development activities.
While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through Committee reports about such risks. Matters of significant strategic risk are considered by our entire Board.
CODE OF CONDUCT
We have a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct covers fundamental ethical and compliance-related principles and practices such as accurate accounting records and financial reporting, avoiding conflicts of interest, the protection and use of our property, compliance with legal and regulatory requirements and internal reporting

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 19

procedures for violations of the code. The Code of Conduct is available on our website at https://ir.ocugen.com/corporate-governance and any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website or in a Current Report on Form 8-K which we will file with the SEC.
Only the Board may waive any specific provision of this Code of Conduct for directors and executive officers. The compliance officer may waive any specific provision of this Code of Conduct for employees other than directors and executive officers. In the event of an approved waiver involving the conduct of a director or executive officer, appropriate and prompt disclosure, including disclosure of the reasons for the waiver, must be made to our stockholders as required by applicable law and Nasdaq rules. The Board shall be responsible for monitoring compliance with the Code of Conduct and shall assess the adequacy of the Code of Conduct periodically and approve any changes to the Code of Conduct.
INSIDER TRADING POLICY
It is our policy to comply with applicable insider trading laws, rules and regulations, and any exchange listing standards when engaging in transactions in our securities.
Our insider trading policy applies to all of our employees, including our executive officers and directors. The policy, among other things, prohibits (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; (iii) holding our securities in a margin account or pledging our securities to secure margin or other loans; and (iv) engaging in any forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts.
COMPENSATION RECOVERY POLICY
Our Board adopted an amended and restated compensation recovery policy effective as of September 15, 2023, in compliance with the Nasdaq listing rules, which requires recovery from executive officers of incentive-based compensation that is earned, granted or vested based on the achievement of a financial reporting measure in the event of a required accounting restatement of previously issued financial statements. The recoverable compensation includes any compensation received after the effective date of the compensation recovery policy and in the three-year fiscal period preceding the date we were required to prepare the accounting restatement that is in excess of the amount that would have been earned, paid or vested had it been calculated based on the restated financial statements. Recovery is required regardless of fault or a covered officer’s role in the financial reporting process. The compensation recovery policy has been filed as Exhibit 97 to our Annual Report on Form 10-K for the year ended December 31, 2023. At no time during or after the year ended December 31, 2025, was the company required to prepare an accounting restatement that required recovery of erroneously awarded compensation pursuant to the compensation recovery policy, nor was there, on December 31, 2025, an outstanding balance of erroneously awarded compensation to be recovered from the application of the policy to a prior restatement.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on our review of Forms 3, 4 and 5, and any amendments thereto, filed by such reporting persons and/or written representations that no Form 5 was required, we believe that during the fiscal year ended December 31, 2025, all filing requirements applicable to our executive officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities under the Exchange Act were met in a timely manner.

20 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

FAMILY RELATIONSHIPS
There are no family relationships among any of our directors or executive officers.
POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
Our Board has adopted a Related Party Transactions Policy setting forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers any financial transactions, arrangements, or relationships, or any series of similar transactions, arrangements, or relationships, in which we were or are to be a participant in which any related person had, has, or will have a direct or indirect material interest. Our management team is responsible for determining whether a transaction is a related party transaction subject to our policy, and upon such determination, is responsible for disclosing the material facts concerning the transaction and the related party’s interest in the transaction to our Audit Committee. In reviewing and approving any such transactions, our Audit Committee is required to consider all available relevant facts and circumstances with respect to the transaction and shall evaluate all available options, including ratification, revision, or termination of the transaction. All of the transactions described under “Certain Relationships and Related Party Transactions” below were either approved or ratified in compliance with our Related Party Transactions Policy.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Described below are any transactions occurring since January 1, 2024 and any currently proposed transactions to which (i) the amount involved exceeded, or will exceed, $120,000 (or, if less than $120,000, 1% of the average of our total assets on December 31, 2024 and 2025); (ii) we were a party; and (iii) a director, executive officer, holder of more than 5% of our outstanding capital stock, or any member of such person’s immediate family that has or will have a direct or indirect material interest in the transaction, other than the compensation, termination, and change in control arrangements that are described in the “Executive Compensation” section.
Employment Agreements
For information on employment arrangements and compensation for service as our officers or on our Board, see “Director Compensation” and “Executive Compensation” sections of this Proxy Statement.
Indemnification Agreements
Our Charter and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. We also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that we will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines, and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer, or other agent of us, and otherwise to the fullest extent permitted under Delaware law and our Charter and Bylaws.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 21

PROPOSAL 1: ELECTION OF TWO CLASS III DIRECTORS FOR A THREE-YEAR TERM EXPIRING IN 2029
At the Annual Meeting, our stockholders will vote on the election of two class III director nominees each named in this Proxy Statement as a director, to serve until our 2029 Annual Meeting of Stockholders and until their respective successors are elected and qualified, or util their earlier death, resignation, retirement, disqualification or other removal. Our Board has unanimously nominated Kirsten Castillo, MBA and Satish Chandran, Ph.D. as class III directors for election to our Board at the Annual Meeting.
Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the replacement nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for their replacement.

OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE ELECTION OF KIRSTEN CASTILLO, MBA AND SATISH CHANDRAN, PH.D.

22 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

THE ACCOUNTING FIRM FEES
The Audit Committee has appointed and engaged PwC to serve as our independent registered public accounting firm to audit our consolidated financial statements for the 2026 fiscal year and to perform audit-related services.
The Audit Committee works with our management in order to negotiate appropriate fees with our independent registered public accounting firm and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by our independent registered public accounting firm, PwC, in fiscal year 2025, and PwC and Ernst & Young LLP (“Ernst & Young”), in fiscal year 2024. Other than as set forth below, no professional services were rendered, or fees billed by PwC during fiscal year 2025 or by PwC or Ernst & Young during fiscal year 2024.

Service	2025 (1)	2024 (2)	2024 (3)
Audit Fees	$682,750	$512,500	$1,144,169
Audit-Related Fees	$600,000	—	—
Tax Fees	$4,270	—	—
All Other Fees	$2,000	—	—
Total	$1,289,020	$512,500	$1,144,169

(1)   Represents fees billed by PwC for the year ended December 31, 2025.
(2)   Represents fees billed by PwC for the year ended December 31, 2024.
(3)   Represents fees billed by Ernst & Young for the year ended December 31, 2024.
“Audit Fees” means the fees billed or incurred by PwC for the year ended December 31, 2025 and by PwC and Ernst & Young for the year ended December 31, 2024 for professional services rendered in connection with the annual audit, and quarterly reviews of our consolidated financial statements for the years ended December 31, 2025 and 2024, fees for non-recurring transactions, and the fees billed in connection with the filing of registration statements with the SEC.
“Audit-Related Fees” consisted of amounts paid to PwC for the year ended December 31, 2025 for assurance and related services reasonably related to the performance of the audit or review of the financial statements and that are not reported under the “Audit Fees” category.
“Tax Fees” means fees for tax compliance and consulting matters. There were no such fees incurred during the year ended December 31, 2024. Tax fees for the year ended December 31, 2025 consisted of fees relating to transfer pricing projects.
“All Other Fees” relate to professional services not included in the categories above.
AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of our independent registered public accounting firm. The Audit Committee Charter establishes a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee. The Audit Committee can pre-approve specified services in defined categories of audit services and audit-related services up to specified amounts as part of the Audit Committee’s approval of the scope of the engagement of our independent registered public accounting firm or on an individual case-by-case basis before our independent registered public accounting firm is engaged to provide a service. All such services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2025.

24 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Change in our Independent Registered Public Accounting Firm
As previously disclosed, on May 31, 2024, Ernst & Young notified us of its decision to decline to participate in the request-for-proposal process and to decline to stand for re-election as our independent registered public accounting firm for fiscal year 2024, which decision was not the result of any disagreement with us.
The reports of Ernst & Young on our consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports of Ernst & Young on our consolidated financial statements as of and for the years ended December 31, 2023 and 2022 contained an explanatory paragraph which noted that we had suffered recurring losses from operations and there was substantial doubt as to our ability to continue as a going concern, and the audit report of Ernst & Young on our consolidated financial statements as of and for the year ended December 31, 2023 contained an explanatory paragraph related to the restatement of the 2022 consolidated financial statements.
During the years ended December 31, 2023 and 2022, and the subsequent interim period through May 31, 2024, there were (i) no disagreements between us and Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Ernst & Young’s satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with its report for such years, and (ii) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K for such years and subsequent interim period through May 31, 2024, except for Ernst & Young’s communication of the material weakness in internal control over financial reporting as of December 31, 2023, as described in Part II, Item 9A (Controls and Procedures) of our Annual Report on Form 10-K for the year ended December 31, 2023, relating to the design and operating effectiveness of controls over the accounting for collaborative arrangements.
During the fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through May 31, 2024, neither our company nor anyone acting on its behalf consulted Ernst & Young regarding the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on our financial statements or any matter that was either the subject of a disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that Item) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
As a result of this process and in connection with evaluating the proposals from participating firms, on July 2, 2024, the Board approved the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2024 as Ernst & Young ceased providing services following the filing of our Form 10-Q for the quarter ending June 30, 2024.
During the two most recent fiscal years ended December 31, 2023 and 2022 and the subsequent interim period through July 2, 2024, neither us nor anyone on our behalf consulted with PwC with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report nor oral advice was provided to us that PwC concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).
Ernst & Young has furnished our company with a letter addressed to the SEC stating that it agrees with the above statements, a copy of which is filed as Exhibit 16.1 to our Current Report on Form 8-K filed with the SEC on June 6, 2024.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 25

AUDIT COMMITTEE REPORT
The Audit Committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2025, with management and our independent registered public accounting firm, PwC. The Audit Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the auditing standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC the firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our 2025 Annual Report for filing with the SEC.
Ocugen, Inc.
Audit Committee
Chair: Blaise Coleman, MBA
Kirsten Castillo, MBA
Satish Chandran, Ph.D.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
The Audit Committee has appointed and engaged PwC to serve as our independent registered public accounting firm to audit our consolidated financial statements for the 2026 fiscal year and to perform audit-related services. Stockholders are hereby asked to ratify the Audit Committee’s appointment of PwC as our independent registered public accounting firm for the 2026 fiscal year.
The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of PwC to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholders’ ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of PwC, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.
Representatives of PwC are expected to attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF PWC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

26 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
The following table shows for the years ended December 31, 2025, and 2024 the compensation awarded to, paid to, or earned by our 2025 NEOs, who include our Chief Executive Officer, our other most highly compensated executive officer who served as an executive officer as of December 31, 2025, and up to two additional individuals for whom disclosure would have been provided but for the fact that such individuals were no longer serving as executive officers as of December 31, 2025.
Our NEOs include:
•	Shankar Musunuri, Ph.D., MBA, Chief Executive Officer;
•	Ramesh Ramachandran, CPA, MBA, CMA, Chief Accounting Officer;
•	Arun Upadhyay, Ph.D., Chief Scientific Officer; and
•	Huma Qamar, M.D., MPH, CMI, Chief Medical Officer.

Name and Principal Position	Year	Salary ($)	Bonus (1)	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total Compensation ($)
Shankar Musunuri, Ph.D., MBA Chief Executive Officer, Chairman and Co-Founder	2025	757,900	500,214	2,194,445	1,385,871	3,392	4,841,822
	2024	757,900	385,165	520,492	269,749	8,233	1,941,539
Ramesh Ramachandran, CPA, MBA, CMA (5) Chief Accounting Officer	2025	360,500	137,927	420,455	266,708	6,498	1,192,089
Arun Upadhyay, Ph.D. (6) Chief Scientific Officer	2025	480,146	209,601	877,778	554,500	14,004	2,136,069
	2024	466,200	169,720	145,738	75,501	13,710	870,869
Huma Qamar, M.D., MPH, CMI (7) Chief Medical Officer	2025	448,050	190,130	1,375,478	868,975	5,847	2,888,481
	2024	344,375	258,362	709,003	413,961	—	1,725,701

(1)   Amounts reflected in this column represent cash bonuses based on annual performance earned in the applicable year and paid in the following year.
(2)   Amounts reflected in this column represent the aggregate grant date fair value of performance stock units (“PSUs”) granted during the applicable fiscal year, determined by the fair value by using a Monte Carlo simulation technique on the grant date in accordance with ASC 718. For a discussion of the assumptions which we employ in determining the grant date fair value of PSUs, please see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Annual Report. In 2025, PSUs were granted for Dr. Musunuri, Mr. Ramachandran, Dr. Upadhyay and Dr. Qamar with grant date fair value of $1.58 per share, subject to the applicable performance metrics.
(3)   Amounts reflected in this column represent the aggregate grant date fair value of stock option awards granted during the applicable fiscal year, computed in accordance with ASC 718. For a discussion of the assumptions which we employ in determining the grant date fair value of stock option awards, please see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2025 Annual Report.
(4)   Except as otherwise indicated, amounts reflected in this column are matching contributions made under our 401(k)-retirement plan and amounts related to group term life insurance premiums for the respective fiscal year.

28 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

(5)   Mr. Ramachandran was appointed as an executive officer on November 14, 2024. We determined that Mr. Ramachandran no longer qualified as an executive officer effective as of March 6, 2026.
(6)   We determined that Dr. Upadhyay no longer qualified as an executive officer effective as of June 5, 2025.
(7)   We determined that Dr. Qamar no longer qualified as an executive officer effective as of June 5, 2025.
NARRATIVE EXPLANATION OF CERTAIN ASPECTS OF THE SUMMARY COMPENSATION TABLE
The compensation paid during the year ended December 31, 2025 to Ocugen’s NEOs consisted of the following components:
•	Base salaries;
•	Annual cash incentives; and
•	Long-term equity incentives.
Base Salary
Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Base salaries are reviewed annually, typically in connection with the annual performance review process, and adjusted from time to time to consider market levels, individual responsibilities, performance, and experience.
For the 2025 fiscal year, the annual base salary for Dr. Musunuri, Mr. Ramachandran, Dr. Upadhyay, and Dr. Qamar was equal to $757,900, $360,500, $480,186, and $448,050, respectively.
Annual Cash Incentive
The Compensation Committee believes that performance-based cash incentive bonuses play an important role in providing incentives to executives to achieve annual corporate goals. For fiscal year 2025, the Compensation Committee approved target annual incentive bonuses and developed a framework for determining the payout percentage.
Each NEO has a target annual cash incentive amount, which is expressed as a percentage of his or her salary. This target is set forth in each such NEO’s employment agreement and is evaluated by our Compensation Committee annually based upon a review of the peer group and industry data provided by the committee’s independent compensation consultant, as well as other items used in the process for determining executive officer compensation, as described above. From time to time, our Board or Compensation Committee may approve other discretionary or formulaic annual bonuses for the NEOs based on corporate performance for our chief executive officer and corporate and individual performance for our other NEOs, as otherwise determined to be appropriate.
For the 2025 fiscal year, our Board approved annual incentive targets for Dr. Musunuri, Mr. Ramachandran, Dr. Upadhyay, and Dr. Qamar, which was equal to 66%, 40%, 45%, and 45%, respectively, of such NEO’s annual base salary.
The corporate performance metrics for 2025 included advancing product pipeline, strengthening financial position and ensuring long-term stability, and retaining and optimizing key talent. Based on the Compensation Committee’s evaluation of performance relative to these predetermined objectives, together with consideration of other important business factors, the Compensation Committee recommended, and the Board approved, an annual cash bonus for Dr. Musunuri at the full target amount. The Compensation Committee also approved annual cash bonuses for the Company’s other named executive officers at approximately the full target amount.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 29

Long-Term Incentive Compensation
We believe that equity grants provide our NEOs with a strong link to long-term performance and retention incentives, create an ownership culture, and help to align the interests of executive officers and stockholders.
Our general practice has been to grant equity awards to each executive officer at the commencement of employment and, thereafter, to provide annual equity awards for performance and retention purposes. Awards may take the form of stock options, time-based restricted stock units (“RSUs”), or performance-based restricted stock units (“PSUs”). The size and value of annual equity awards are determined based on the considerations included in our executive compensation framework and, for 2025, were informed in part by the recommendations of FW Cook.
For 2025, our long-term incentive (“LTI”) mix consisted of 50% stock options and 50% PSUs. The PSUs are earned based on the achievement of pre-established performance objectives over a three-year performance period, further aligning executive compensation with the Company’s long-term strategic goals and stockholder value creation.

30 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
The following table summarizes the number of shares of our common stock underlying outstanding equity awards for each of our NEOs as of December 31, 2025.

		Option Awards				Stock Awards
Name and Principal Position	Vesting Commencement Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (b)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Shankar Musunuri, Ph.D., MBA Chairman of the Board, Co-Founder, and Chief Executive Officer	1/2/20	326,543	—	$0.51	1/2/30	—	—
	5/7/20	529,764	—	$0.33	5/7/30	—	—
	1/1/21	1,757,000	—	$1.83	1/1/31	—	—
	4/19/21	394,000	—	$5.64	4/19/31	—	—
	1/3/22	1,253,299	—	$4.72	1/3/32	—	—
	1/3/23	—	—	—	1/3/33	491,803	$663,934
	1/3/23	1,181,103	590,551	$1.25	1/3/33	—	—
	1/3/23	—	—	—		409.836	$553,279
	1/2/24	164,042	328,084	$0.66	1/2/34	—	—
	1/2/25 (3)	—	111,111	$0.90	1/2/35	—	—
	1/2/25 (3)	—	1,716,374	$0.90	1/2/35	—	—
	1/2/25 (3)	—	—	—		1,388,889	$1,875,000
Arun Upadhyay, Ph.D. Chief Scientific Officer	2/6/17	1,918	—	$6.30	2/5/27	—	—
	12/15/17	1,103	—	$7.56	12/14/27	—	—
	8/31/18	2,397	—	$12.18	8/31/28	—	—
	12/19/18	4,315	—	$13.52	12/18/28	—	—
	4/8/19	479	—	$12.41	4/7/29	—	—
	1/1/21	246,000	—	$1.83	1/1/31	—	—
	4/19/21	31,120	—	$5.64	4/19/31	—	—
	1/3/22	234,993	—	$4.72	1/3/32	—	—
	6/16/22	30,000	—	$1.95	6/16/32	—	—
	9/16/22	33,818	—	$2.17	9/16/32	—	—
	1/3/23	252,905	126,452	$1.25	1/3/33	—	—
	1/3/23	—	—	—	1/3/33	105,308	$142,166
	1/2/24	45,932	91,863	$0.66	1/2/34
	1/2/24	—				114,754	$154,918
	1/2/25	—	188,539	$0.90	1/2/35
	1/2/25	—	542,455	$0.90	1/2/35
	1/2/25					555,556	$750,001
Huma Qamar, M.D., MPH, CMI Chief Scientific Officer	4/16/24	102,822	205,6435	$1.59	4/16/34	—	—
	4/16/24	—	—	—		256,885	$346,795
	1/2/25	—	111,111	$0.90	1/2/35	—	—
	1/2/25	—	1,034,357	$0.90	1/2/35	—	—
	1/2/25 (3)	—	—	—	—	870,556	1,175,251
Ramesh Ramachandran, CPA, MBA, CMA Chief Accounting Officer	9/16/24	51,532	103,064	$1.17	9/16/34	—	—
	1/2/25	—	199,349	$0.90	1/2/35	—	—
	1/2/25	—	150,797	$0.90	1/2/35	—	—
	1/2/25 (3)	—	—	—	—	266,111	$359,250

(1)   Each stock option award and stock award were granted pursuant to the Ocugen, Inc. 2014 Stock Option Plan (the “2014 Plan”) or the Ocugen, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). The shares subject to each outstanding unvested stock option and stock award vest in three equal installments, subject to continued service, on the first three anniversaries of the applicable grant date.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 31

(2)   Amounts reported in this column represent the aggregate market value of the outstanding RSUs based on the closing market price of our common stock as of December 31, 2025, the last trading day of the fiscal year, of $1.35 per share.
(3)   In December 2023, pursuant to the 2019 Plan, the Compensation Committee of the Board adopted a performance restricted stock unit agreement (the “PSU Agreement”). Pursuant to the PSU Agreement, the Company granted 615,467, 256,885 and 3,314,445 of market-based performance stock units at target on January 2, 2024, April 16, 2024 and January 2, 2025, respectively. PSUs granted in 2024 cliff vest after the requisite service period ending on December 31, 2026. The PSUs granted in 2025, cliff vest after the requisite period ending on December 31, 2027. The PSUs have the potential to be earned at between 0% and 200% of the number of awards granted depending on the level of growth of the Company’s TSR as compared to the TSR of the companies within the Nasdaq Biotechnology Index over the performance period. The fair value of the market-based PSUs was determined using a Monte Carlo simulation technique.
Policies and Practices Regarding Grants of Equity Awards
Our Compensation Committee and Board generally make equity grants on regularly scheduled dates. Our Board or Compensation Committee may change any regularly scheduled grant date if our Board or Compensation Committee determines that making grants on such date would not be in the Company’s best interest. Equity grants may also be made on other dates in connection with new hires, promotions or similar events. During 2025, our Compensation Committee did not take into account any material nonpublic information when determining the timing and terms of equity incentive awards, and we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. As required by Item 402(x) of Regulation S-K under the Exchange Act, we are providing the following information regarding stock options granted to Dr. Musunuri, Dr. Upadhyay, Mr. Ramachandran, and Dr. Qamar on January 2, 2025, one business day before we filed a Current Report on Form 8-K reporting the receipt of a bid price deficiency letter from Nasdaq.

Name	Grant date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award
Percentage change in the
closing market price of the
securities underlying the award
between the trading day ending
immediately prior to the
disclosure of material nonpublic
information and the trading day
beginning immediately following
the disclosure of material
nonpublic information

Shankar Musunuri, Ph.D., MBA	01/02/25	1,827,485	$0.90	$ 1,385,871	0%
Arun Upadhyay, Ph.D.	01/02/25	730,994	$0.90	$554,500	0%
Ramesh Ramachandran, CPA, MBA, CMA	01/02/25	350,146	$0.90	$266,708	0%
Huma Qamar, M.D., MPH, CMI	01/02/25	1,145,468	$0.90	$868,975	0%

32 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

EMPLOYMENT ARRANGEMENTS WITH OUR NEOs
We generally enter into executive employment agreements with each of our executive officers, including our NEOs who are employees, which set forth the basic terms and conditions of their employment. The executive employment agreements also contain provisions that provide for certain payments and benefits in the event of a termination of employment, including an involuntary termination of employment three months prior to or 12 months following a change in control. Our philosophy in providing these severance payments and benefits is that outside of a change in control, severance protections are only appropriate in the event of an involuntary termination and only provided upon the executive officer’s execution of an effective release of claims.
In addition, we believe that the occurrence or potential occurrence of a change in control will create uncertainty regarding the continued employment of our executive officers, and that additional severance protections during a change in control protection period are appropriate to encourage executive officers to remain employed and focused on the business in those circumstances, rather than to encourage executive officers to focus on the potential implications of a termination of employment for them personally. The severance benefits are an essential element of the overall executive compensation package and assist us in recruiting and retaining talented individuals and aligning the NEO’s interests with the best interests of the stockholders. Each NEO is also subject to a Non-Disclosure and Business Ideas Agreement.
Shankar Musunuri, Ph.D., MBA. On January 1, 2020, we entered into an amended and restated executive employment agreement with Dr. Musunuri, with respect to his employment as Chief Executive Officer and Chairman of our Board, which was further amended on April 27, 2022 (as amended, the “Musunuri Agreement”).
The Musunuri Agreement provides for an annual base salary in an amount determined by the Compensation Committee, which is to be reviewed and may be adjusted annually. Dr. Musunuri’s annual base salary was increased from $715,000 to $757,900 for the 2023 fiscal year and remained the same for the 2024 fiscal year and the 2025 fiscal year. Dr. Musunuri is eligible to participate in our benefit plans, programs, and arrangements that may exist from time to time on the same terms that apply generally to other similarly situated employees. The Musunuri Agreement initially provided for an annual bonus target amount of 50% of his base salary, which target bonus amount was then increased to 66% of his base salary for the 2022 fiscal year, and remained at 66% for the 2023, 2024 and 2025 fiscal years, with the actual amount of such bonus based upon performance criteria set by the Compensation Committee.
In the event that Dr. Musunuri’s employment is terminated by us without “cause” (as defined in the Musunuri Agreement) or by Dr. Musunuri for “good reason” (as defined in the Musunuri Agreement), subject to Dr. Musunuri’s execution and non-revocation of a release of claims in favor of Ocugen and its affiliates, Dr. Musunuri is eligible to receive (i) base salary continuation for two years following his termination date, and (ii) if he elects COBRA continuation coverage, payment of his COBRA premiums for applicable health or dental insurance coverage until the earliest of two years following his termination date, the expiration of his COBRA eligibility, or the date that he becomes eligible for health insurance coverage under another employer’s or spouse’s employer health plan. In addition, in the event that Dr. Musunuri’s employment is terminated by us without cause or by Dr. Musunuri for good reason within three months prior to or 12 months after a “change of control” (as defined in the Musunuri Agreement), subject to Dr. Musunuri’s execution and non-revocation of a release or claims in favor of Ocugen and its affiliates, Dr. Musunuri is also eligible to receive (i) an additional payment equal to 200% of his then-current target annual bonus, payable in lump sum and (ii) full acceleration of all unvested restricted stock, stock options and other equity incentive awards held by Dr. Musunuri.
On January 20, 2026, we entered into a letter agreement with Dr. Musunuri providing that (i) with respect to 6,000,000 out of the 9,369,604 PSUs granted to Dr. Musunuri during fiscal year 2026 and 1,000,000 out of the 1,388,889 PSUs granted to Dr. Musunuri during fiscal year 2025 (collectively, the “Deferred PSUs”), the settlement of any vested awards would be deferred until our stockholders approve an increase to our authorized shares of common stock sufficient to satisfy the full issuance of such shares upon settlement (an “Authorized Share Increase”), and (ii) with respect to 2,000,000 out of the 3,123,201 stock options granted to Dr. Musunuri during fiscal year 2026 (the “Deferred Options”), the ability to exercise any vested options would be suspended until our stockholders approve an Authorized Share Increase. Under the terms of the letter agreement, if the suspension of exercisability of the Deferred Options extends past 90 days after the options’ stated expiration date, the Deferred Options will be extended equal to the duration of such suspension,

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 33

whether or not Dr. Musunuri maintains continuous service with us during the extension period. If stockholder approval for an Authorized Share Increase is not effective by March 15 of the calendar year after the year in which the Deferred PSUs vest, we will be obligated to either (a) issue shares to Dr. Musunuri from any other available source, or (b) settle the Deferred PSUs in cash. We also agreed to use our best efforts to obtain stockholder approval for an Authorized Share Increase by December 31, 2026. If we do not receive approval by that date, then beginning on January 1, 2027 and until such an Authorized Share Increase is effective, Dr. Musunuri may elect to receive a cash payment equal to the fair market value of any vested Deferred PSUs or exercisable Deferred Options, calculated as of the applicable vesting date or exercise date (or, if the cash settlement occurs more than 90 days after the applicable vesting date, calculated based on the higher of the fair market value as of the vesting date or the cash settlement date). If any of the Deferred PSUs are forfeited by Dr. Musunuri due to our inability to receive stockholder approval for an Authorized Share Increase, Dr. Musunuri may elect to receive a cash payment equal to the fair market value of the forfeited Deferred PSUs, calculated as of the applicable vesting date (or, if the cash settlement occurs more than 90 days after the applicable vesting date, calculated based on the higher of the fair market value as of the vesting date or the cash settlement date). We would also be required to pay interest at the applicable federal rate on the value of vested awards from the applicable vesting date until the date of share issuance or cash settlement. The letter agreement provides for a tax gross-up on an after-tax basis for any additional taxes resulting from the suspension, deferral or settlement structure imposed by the letter agreement. If we undergo a change of control prior to the date when an Authorized Share Increase is approved by stockholders, then all of the Deferred PSUs and Deferred Options will vest in full, and we will be required to settle all of the awards in cash based on the applicable change in control price (or in shares, to the extent available).
Rita Johnson-Greene, MBA. On February 9, 2026, we entered into an employment agreement with Ms. Johnson-Greene (the “Greene Agreement”) pursuant to which we agreed to pay Ms. Johnson-Greene an initial annual base salary of $440,000, payable in accordance with our regular payroll practices. Ms. Johnson-Greene is also eligible to earn an initial annual target bonus of up to 45% of her base salary, subject to performance criteria determined by the Compensation Committee and Chief Executive Officer, with the final amount awarded at the sole discretion of the Compensation Committee. In addition, Ms. Johnson-Greene received a one-time sign-on bonus of $90,000, which is subject to full repayment if she leaves the Company before the one-year anniversary of her start date. Ms. Johnson-Greene is eligible to participate in our benefit plans, programs and arrangements that may exist from time to time on the same terms that apply generally to other similarly situated employees.
In the event Ms. Johnson-Greene is terminated by us without “cause” (as defined in the Greene Agreement) or by Ms. Johnson-Greene for “good reason” (as defined in the Greene Agreement), subject to Ms. Johnson-Greene’s execution and non-revocation of a release of claims in favor of Ocugen and its affiliates, Ms. Johnson-Greene is eligible to receive (i) base salary continuation for 12 months following her termination date and (ii) if she elects COBRA continuation coverage, payment of the employer portion of her COBRA premiums for applicable health or dental insurance coverage until the earliest of 12 months following her termination or the date that she becomes eligible for health insurance coverage under another employer’s or spouse’s employer health plan. In addition, in the event that Ms. Johnson-Greene’s employment is terminated by us without cause or by Ms. Johnson-Greene for good reason within three months prior to or 12 months after a “change in control” (as defined in the Greene Agreement), subject to Ms. Johnson-Greene’s execution and non-revocation of a release of claims in favor of Ocugen and its affiliates, Ms. Johnson-Greene is also eligible to receive (i) an additional payment equal to 75% of her then-current target annual bonus, payable in a lump sum, and (ii) full acceleration of all unvested restricted stock, stock options, and other equity incentive awards held by Ms. Johnson-Greene.
Pursuant to the Greene Agreement, the Compensation Committee approved the grant of an option to purchase 750,000 shares of common stock and 500,000 RSUs pursuant to the 2019 Plan to Ms. Johnson-Greene. The stock option award has an exercise price equal to the closing price of our common stock on The Nasdaq Capital Market on the date of grant. The options and RSUs will vest annually on the anniversary of the date of the grant in equal installments over three years, subject to Ms. Johnson-Greene’s continuous service.
Ramesh Ramachandran, CPA, MBA, CMA. On September 9, 2024, we entered into an executive employment agreement with Mr. Ramachandran, with respect to his employment as Chief Accounting Officer (the “Ramachandran Agreement”).

34 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

The Ramachandran Agreement provides for an initial annual base salary of $350,000, payable in accordance with our regular payroll practices. Mr. Ramachandran is also eligible to an initial annual target bonus of up to 40% of his base salary, subject to performance criteria determined by the Compensation Committee and the Chief Executive Officer and certain other factors. Mr. Ramachandran is eligible to participate in our benefit plans, programs and arrangements that may exist from time to time on the same terms that apply generally to other similarly situated employees.
In the event that Mr. Ramachandran’s employment is terminated by us without “cause” (as defined in the Ramachandran Agreement) or by Mr. Ramachandran for “good reason” (as defined in the Ramachandran Agreement), subject to Mr. Ramachandran’s execution and non-revocation of a release of claims in favor of Ocugen and its affiliates, Mr. Ramachandran is eligible to receive (i) base salary continuation for six months following his termination date and (ii) if he elects COBRA continuation coverage, payment of the employer portion his her COBRA premiums for applicable health or dental insurance coverage until the earliest of six months following his termination or the date that he becomes eligible for health insurance coverage under another employer’s or spouse’s employer health plan. In addition, in the event that Mr. Ramachandran’s employment is terminated by us without cause or by Mr. Ramachandran for good reason within three months prior to or 12 months after a “change in control” (as defined in the Ramachandran Agreement), subject to Mr. Ramachandran’s execution and non-revocation of a release of claims in favor of Ocugen and its affiliates, Mr. Ramachandran is also eligible to receive (i) an additional payment equal to 75% of his then-current target annual bonus, payable in a lump sum, and (ii) full acceleration of all unvested restricted stock, stock options, and other equity incentive awards held by Mr. Ramachandran.
Arun Upadhyay, Ph.D. On August 16, 2022, our amended and restated executive employment agreement with Dr. Upadhyay was further amended to provide for his appointment to Chief Scientific Officer, effective September 1, 2022 (as amended, the “Upadhyay Agreement”).
For the 2024 fiscal year, Dr. Upadhyay’s annual base salary was $466,200. Dr. Upadhyay is eligible to participate in our benefit plans, programs, and arrangements that may exist from time to time on the same terms that apply generally to other similarly situated employees. The Upadhyay Agreement provides for an annual bonus target amount of 45% of his base salary, with such bonus based upon performance criteria set by the Compensation Committee.
In the event that Dr. Upadhyay’s employment is terminated by us without “cause” (as defined in the Upadhyay Agreement) or by Dr. Upadhyay for “good reason” (as defined in the Upadhyay Agreement), subject to Dr. Upadhyay’s execution and non-revocation of a release of claims in favor of Ocugen and its affiliates, Dr. Upadhyay would be eligible to receive (i) base salary continuation for 12 months following his termination date, and (ii) if he elects COBRA continuation coverage, payment of his COBRA premiums for applicable health or dental insurance coverage until the earliest of 12 months following his termination or the date that he becomes eligible for health insurance coverage under another employer’s or spouse’s employer health plan. In addition, in the event that Dr. Upadhyay’s employment was terminated by us without cause or by Dr. Upadhyay for good reason within three months prior to or 12 months after a “change in control” (as defined in the Upadhyay Agreement), subject to Dr. Upadhyay’s execution and non-revocation of a release or claims in favor of Ocugen and its affiliates, Dr. Upadhyay is also eligible to receive (i) an additional payment equal to 75% of his then current target annual bonus, payable in lump sum and (ii) full acceleration of all unvested RSUs, stock options, and other equity incentive awards held by Dr. Upadhyay.
Huma Qamar, M.D., MPH, CMI. On March 18, 2024, we entered into an executive employment agreement with Dr. Qamar, with respect to her employment as Chief Medical Officer (the “Qamar Agreement”).
The Qamar Agreement provides for an initial annual base salary of $435,000, payable in accordance with our regular payroll practices. Dr. Qamar is also eligible to an initial annual target bonus of up to 45% of her base salary, subject to performance criteria determined by the Compensation Committee, the Chief Executive Officer, with the final amount awarded at the sole discretion of the Compensation Committee. In addition, Dr. Qamar received a one-time sign-on bonus of $100,000, which is subject to full repayment if she leaves us before the one-year anniversary of her start date. Dr. Qamar is eligible to participate in our benefit plans, programs and arrangements that may exist from time to time on the same terms that apply generally to other similarly situated employees.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 35

In the event that Dr. Qamar’s employment is terminated by us without “cause” (as defined in the Qamar Agreement) or by Dr. Qamar for “good reason” (as defined in the Qamar Agreement), subject to Dr. Qamar’s execution and non-revocation of a release of claims in favor of Ocugen and its affiliates, Dr. Qamar is eligible to receive (i) base salary continuation for 12 months following her termination date and (ii) if she elects COBRA continuation coverage, payment of the employer portion of her COBRA premiums for applicable health or dental insurance coverage until the earliest of 12 months following her termination or the date that she becomes eligible for health insurance coverage under another employer’s or spouse’s employer health plan. In addition, in the event that Dr. Qamar’s employment is terminated by us without cause or by Dr. Qamar for good reason within three months prior to or 12 months after a “change in control” (as defined in the Qamar Agreement), subject to Dr. Qamar’s execution and non-revocation of a release of claims in favor of Ocugen and its affiliates, Dr. Qamar is also eligible to receive (i) an additional payment equal to 75% of her then-current target annual bonus, payable in a lump sum, and (ii) full acceleration of all unvested restricted stock, stock options, and other equity incentive awards held by Dr. Qamar.
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing information about the relationship between executive compensation actually paid to our professional employer organization (“PEO”) and the other NEOs (as calculated in accordance with Item 402(v) of Regulation S-K) and certain financial performance measures. We are a smaller reporting company and therefore permitted to omit certain pay versus performance disclosure, such as the company selected measure. For additional information on our compensation programs and philosophy and how we design our compensation programs to align pay with performance, see the section titled “Executive Compensation.”

Year	Summary compensation table total for PEO	Compensation actually paid to PEO (4)	Average summary compensation table total for non-PEO NEOs	Average compensation actually paid to non-PEO NEOs (4)	Value of initial fixed $100 investment based on Total stockholder return (5)	Net Loss (in millions)
2025 (1)	$4,841,822	$6,290,858	$2,072,213	$2,485,717	$104	$(68)
2024 (2)	$1,941,539	$2,715,041	$1,298,285	$1,062,265	$62	$(54)
2023 (3)	$4,535,231	$1,165,844	$778,356	$333,623	$44	$(63)

(1)   2025 PEO is Dr. Shankar Musunuri; non-PEO NEOs are Dr. Arun Upadhyay, Dr. Huma Qamar and Ramesh Ramachandran
(2)   2024 PEO is Dr. Shankar Musunuri; non-PEO NEOs are Dr. Arun Upadhyay and Dr. Huma Qamar
(3)   2023 PEO is Dr. Shankar Musunuri; non-PEO NEOs are Dr. Arun Upadhyay, Michael Breininger, Quan Vu, and Jessica Crespo
(4)   For fiscal year 2025, the “compensation actually paid to the PEO” and the “average compensation actually paid to the non-PEO NEOs” reflect each of the following adjustments made to the total compensation amounts reported in the Summary Compensation Table for fiscal years 2025, 2024 and 2023 computed in accordance with Item 402(v) of Regulation S-K.
(5)   Shareholder return provides the value of common stock as of December 31, 2025, December 31, 2024 and December 31, 2023 assuming $100 was invested in our common stock after the market closed on December 31, 2022.

36 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

	2025		2024		2023
	CEO	Average Other NEOs	CEO	Average Other NEOs	CEO	Average Other NEOs
Summary Compensation Table Total	$4,841,822	$2,072,213	$1,941,539	$1,298,285	$4,535,231	$778,356
Less Stock Award and Option Value Reported in Summary Compensation Table for the Covered Year	$3,580,316	$1,454,632	$790,241	$672,101	$3,670,985	$357,818
Plus (Less) Fair value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at End of Year	$4,270,360	$1,734,336	$933,006	$360,780	$1,610,172	$0
Plus (Less) Fair value of Equity Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at End of Year	$624,720	$121,577	$487,728	$53,738	$(1,033,297)	$(11,247)
Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year	$0	$0	$0	$0	$0	$0
Plus (Less) Change in Fair Value of Equity Awards granted in Prior Years that Vested During the Fiscal Year	$134,271	$12,223	$143,010	$21,562	$(275,277)	$(73)
Less Fair Value of Equity Awards Granted in Prior Year that were Forfeited During the Fiscal Year	$0	$0	$0	$0	$0	$(75,595)
Plus Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	$0	$0	$0	$0	$0	$0
Compensation Actually Paid	$6,290,858	$2,485,717	$2,715,041	$1,062,265	$1,165,844	$333,623

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 37

DESCRIPTION OF RELATIONSHIP BETWEEN THE INFORMATION PRESENTED IN THE PAY VERSUS PERFORMANCE TABLE
In accordance with Item 402(v) of Regulation S-K, we are providing the following description of the relationships between information presented in the Pay versus Performance table.
The following charts set forth the relationship between Compensation Actually Paid of our PEO and non-PEOs and (i) our total shareholder return over the three most recently completed fiscal years, and (ii) our net loss.

38 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 39

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of December 31, 2025, with respect to our equity compensation plan in effect on that date.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)	Weighted-average exercise price of outstanding options, warrants, and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (2)	29,160,743 (3)	1.24	15,989,378 (4)
Equity compensation plans not approved by security holders (5)	63,882	8.64	—
Inducement Grants	368,053 (6)	5.28	—
Total	29,592,678	1.31	—

(1)   Since RSUs and PSUs do not have an exercise price, such units are not included in the weighted average exercise price calculations.
(2)   These include securities issuable under the 2019 Plan.
(3)   This includes 24,129,815 shares issuable upon exercise of outstanding stock options, 844,131 shares issuable upon settlement of outstanding RSUs and 4,186,797 shares issuable upon settlement of outstanding PSUs.
(4)   The 2019 Plan contains an “evergreen” provision, pursuant to which the aggregate number of shares of common stock reserved for issuance under the 2019 Plan shall be automatically increased on the first business day of each fiscal year by a number equal to the lesser of (i) 4.0% of the total number of shares of common stock outstanding on December 31 of the preceding year and (ii) a number of shares of common stock determined by the Board.
(5)   This includes securities issuable under the 2014 Plan. Persons eligible to participate in the 2014 Plan are those employees, officers, directors, consultants, and advisors, as selected from time to time by the Compensation Committee, as administrators. The 2014 Plan permits the grant of (1) stock options to purchase common stock and (2) shares of common stock. The per share option exercise price and term of each option were determined by the Compensation Committee. The 2014 Plan provides that in connection with a “change in control,” as defined in the 2014 Plan, the Compensation Committee may take whatever action with respect to outstanding options it deems necessary or desirable, including, without limitation, accelerating the vesting, expiration, or termination date of such stock options. No stock options may be granted under the 2014 Plan after February 10, 2024.
(6)   This includes 368,053 shares issuable upon exercise of outstanding stock options and 0 shares issuable upon settlement of outstanding RSUs.

40 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

STOCKHOLDER ENGAGEMENT
Outreach Process
Consistent with our ongoing commitment to stockholder engagement and responsiveness to investor perspectives, we are conducting outreach to our 25 largest institutional stockholders and inviting follow-up discussions regarding executive compensation and related governance matters. These discussions are intended to provide stockholders with an opportunity to share their views on executive compensation program design and practices, and any calls conducted are expected to include members of the Compensation Committee.
The Compensation Committee may consider feedback received through this process as part of its ongoing oversight of executive compensation and future compensation-related decisions. We believe this engagement supports the objective of maintaining compensation programs that align pay with performance and support the attraction, retention and motivation of key executive talent.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 41

PROPOSAL 3: APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NEOs
We are offering our stockholders an opportunity to cast a non-binding advisory vote to approve the compensation of our NEOs, as disclosed in this Proxy Statement, pursuant to Section 14A of the Exchange Act, which was put in place by the Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in July 2010 (commonly referred to as a “say-on-pay” vote). The say-on-pay vote gives you, as a stockholder, the opportunity to express your views regarding the compensation of our NEOs by voting to approve or not approve such compensation as described in this Proxy Statement. Although the vote is non-binding, our Board and our Compensation Committee value the opinion of our stockholders and will take into account the outcome of the vote when considering future executive compensation elements and the overall program design, as it relates to our NEOs. During the 2020 annual meeting, stockholders voted to hold the say-on-pay vote on an annual basis.
Our Compensation Committee believes that the objectives of our executive compensation program, as it relates to our NEOs, are appropriate for a company of our size and stage of development and that our compensation policies and practices help meet those objectives. In addition, our Compensation Committee believes that our executive compensation program, as it relates to our NEOs, achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance, and promotes an alignment between the interests of our NEOs and our stockholders. Accordingly, we are asking our stockholders to approve the compensation of our NEOs. This advisory vote is not intended to be limited or specific to any particular element of compensation, but rather to cover the overall compensation of our NEOs, and the compensation policies and practices described in this Proxy Statement as they relate to our NEOs.
Prior to casting your vote on this proposal, you are encouraged to read this Proxy Statement, and in particular the section titled “Executive Compensation,” including the compensation tables and narrative discussion, for a more detailed discussion of our compensation philosophy, objectives, and programs.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE, ON A NON-BINDING ADVISORY BASIS, FOR THE APPROVAL OF THE COMPENSATION OF OUR NEOs.

42 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

PROPOSAL 4: APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE PREFERRED FREQUENCY WITH WHICH FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NEOs SHOULD BE HELD
We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers, or “NEOs”. In particular, we are asking whether the advisory vote on the compensation of our NEOs, as set forth in Proposal 4, should occur every year, every two years or every three years. We are required by SEC rules to submit to stockholders, on a non-binding advisory basis, a proposal on this matter once every six years, and the stockholders previously approved a frequency of every year at the 2020 Annual Meeting of Stockholders. Because your vote is advisory, it will not be binding on our Compensation Committee or the Board. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our NEOs to our stockholders.
After careful consideration, our Board of Directors has determined that holding an advisory vote on the compensation of our NEOs every year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on the compensation of our NEOs to occur every year. In formulating its recommendation, our Board of Directors considered that such annual advisory vote will provide our stockholders with an appropriate time frame to evaluate the effectiveness of our compensation philosophy, policies and practices.
The proxy card provides stockholders with the opportunity to choose among four options (holding the advisory vote on NEOs’ compensation every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE, ON A NON-BINDING ADVISORY BASIS, TO CONDUCT FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NEOs ANNUALLY BY SELECTING ONE YEAR ON THE PROXY CARD..

44 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

BACKGROUND
We are asking our stockholders to approve the adoption of an amendment to our Charter to provide for a reverse stock split of the issued shares of our common stock (the “Reverse Stock Split”) at a ratio of not less than one-for-four (1:4) and not greater than one-for-eight (1:8) (the “Split Ratio Range”), the final determination of which shall be made by the Board and publicly announced by us prior to effecting the Reverse Stock Split by filing with the Secretary of State of the State of Delaware a Certificate of Amendment to our Charter, substantially in the form of Appendix A to this proxy statement (the “Reverse Stock Split Amendment”). The Reverse Stock Split Proposal, if approved, would not immediately cause the Reverse Stock Split, but rather would grant authorization to our Board to effect the Reverse Stock Split (without reducing the number of authorized shares of our common stock) with a split ratio within the Split Ratio Range, if, and when determined by our Board. The Reverse Stock Split Proposal provides that our Board will have sole discretion pursuant to Section 242 of the Delaware General Corporation Law (the “DGCL”) to determine, as it deems advisable and in the best interests of the Company, whether or not to effect the Reverse Stock Split and the specific ratio within the approved range, and to file a Certificate of Amendment to our Charter with the Secretary of State of the State of Delaware as soon as practicable. Our Board has deemed it advisable, approved and recommended that our stockholders approve and is hereby soliciting stockholder approval of the Reverse Stock Split Proposal to effect the Reverse Stock Split at a ratio within the Split Ratio Range, and to authorize the Board to effect the Reverse Stock Split at its discretion.
REVERSE STOCK SPLIT
If the Reverse Stock Split Proposal is approved by our stockholders and following such approval our Board determines that effecting the Reverse Stock Split is in the best interests of the Company and our stockholders, the Reverse Stock Split would become effective upon filing of the Certificate of Amendment with the Secretary of State of the State of Delaware. If the Board determines to file the Certificate of Amendment, the Certificate of Amendment would state the number of issued shares of common stock to be combined into one share of common stock, at the ratio approved by our Board within the Split Ratio Range. The Certificate of Amendment would not change the par value of our common stock and would not impact the total number of authorized shares of our common stock. Therefore, upon effectiveness of the Reverse Stock Split, the number of shares of common stock that are authorized and unissued will increase relative to the number of issued shares of common stock.
Under Section 242 of the DGCL, our Board will have the right to abandon the Reverse Stock Split Amendment and not to effect the Reverse Stock Split, notwithstanding our stockholders’ approval of the Reverse Stock Split Proposal, at any time prior to the effectiveness of the Reverse Stock Split Amendment. Our Board may consider a variety of factors in determining whether or not to effect the Reverse Stock Split and if so, the appropriate ratio within the Split Ratio Range, including overall trends in the stock market, recent changes and anticipated trends in the per-share market price of our common stock, business developments and our actual and projected financial performance.
PURPOSES OF THE REVERSE STOCK SPLIT PROPOSAL
Our primary objective in effectuating the Reverse Stock Split would be to attempt to raise the per-share trading price of our common stock for a number of reasons, including (i) to enhance the marketability and perceived attractiveness of our common stock to a broader range of investors, (ii) to increase interest in our common stock, (iii) to increase the number of shares of common stock available for issuance in the future, and (iv) to improve trading efficiency in our common stock.
In addition, we believe that a low per-share market price of our common stock could impair its marketability to, and acceptance by, institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of issued shares of our common stock should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them or our reputation in the financial community. In practice, however, many investors, brokerage firms and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. Moreover, the analysts at many brokerage firms do not monitor

46 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

the trading activity or otherwise provide coverage of lower-priced stocks. The presence of these factors may be adversely affecting, and may continue to adversely affect, not only the price of our common stock but also its trading liquidity. In addition, these factors may affect our ability to raise additional capital through the sale of our common stock.
We also believe that a higher stock price could help us attract and retain employees and other service providers. We believe that some potential employees and service providers are less likely to work for a company with a low stock price, regardless of the size of the company’s market capitalization. If the Reverse Stock Split successfully increases the per-share price of our common stock, we believe this increase would enhance our ability to attract and retain employees and service providers. Further, the Reverse Stock Split will result in additional authorized and unissued shares becoming available for use under the 2019 Plan.
We believe that the decrease in the number of issued shares of our common stock because of the Reverse Stock Split, and the anticipated increase in the price per share, would possibly promote greater liquidity for our stockholders with respect to their shares. However, liquidity may be adversely affected by the reduced number of shares that would be outstanding if the Reverse Stock Split is effected, particularly if the price per share of our common stock begins a declining trend after the Reverse Stock Split is effectuated.
Currently, we are authorized to issue up to a total of 390,000,000 shares of common stock. On the Record Date, there were     shares of our common stock outstanding, warrants to purchase     shares of our common stock issued and outstanding (with a weighted average exercise price of $   ), indebtedness that is currently convertible into     shares of our common stock issued and outstanding, options to purchase     shares of our common stock issued and outstanding under our equity incentive plans (with a weighted average exercise price of $  ), and an aggregate of     shares available for issuance pursuant to our equity incentive plans.
The ability to issue equity is fundamental to our growth strategy. In order to implement our growth strategy, we may need to raise additional financing through the issuance of equity securities. The availability of equity incentive compensation is necessary for us to attract, retain and motivate the most high-performing executives and key employees who ultimately drive our performance. The Board is recommending the Reverse Stock Split, in part, to provide the Company with appropriate flexibility to issue additional shares in the future on a timely basis if such need arises in connection with potential financings, business combinations or other corporate purposes. Approval and adoption of a Reverse Stock Split could enable the Company to take advantage of market conditions, the availability of more favorable financing, and opportunities for business combinations and other strategic transactions, without the potential delay and expense associated with convening a special stockholders’ meeting. Our success also depends in part on our continued ability to attract, retain and motivate highly qualified management and key personnel, and the approval and adoption of the Reverse Stock Split would ensure that there is no lack of unissued and unreserved authorized shares of common stock to provide future equity incentive opportunities.
There can be no assurance that the Reverse Stock Split would achieve any of the desired results. There also can be no assurance that the price per share of our common stock immediately after the Reverse Stock Split would increase proportionately with the Reverse Stock Split, or that any increase would be sustained for any period of time.
In evaluating whether to seek stockholder approval of the Reverse Stock Split Proposal, our Board took into consideration negative factors associated with reverse stock splits. These factors include: (i) the negative perception of reverse stock splits that investors, analysts and other stock market participants may hold; (ii) the fact that the stock prices of some companies that have effected reverse stock splits have subsequently declined, sometimes significantly, following their reverse stock splits; (iii) the possible adverse effect on liquidity that a reduced number of outstanding shares could cause; and (iv) the costs associated with implementing a reverse stock split.
Even if our stockholders approve the Reverse Stock Split Proposal, our Board reserves the right not to effect the Reverse Stock Split and to abandon the Reverse Stock Split Amendment at any time prior to the effectiveness of the Reverse Stock Split Amendment if in our Board’s opinion it would not be in the best interests of the Company or our stockholders to effect the Reverse Stock Split.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 47

CERTAIN DISADVANTAGES OF THE REVERSE STOCK SPLIT
We cannot predict whether the Reverse Stock Split, if completed, will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:
•	the market price per share of our common stock after the Reverse Stock Split would rise in proportion to the reduction in the number of shares outstanding before the Reverse Stock Split;
•	the Reverse Stock Split would result in a per-share price that would attract brokers and investors who do not trade in lower-priced stocks;
•	the Reverse Stock Split would result in a per-share price that would increase our ability to attract and retain employees and other service providers; or
•	the Reverse Stock Split would promote greater liquidity for our stockholders with respect to their shares.
In addition, the Reverse Stock Split would reduce the number of issued shares of our common stock without reducing the number of authorized but unissued shares of common stock, thereby having the effect of increasing the number of authorized but unissued shares of common stock. Therefore, the number of shares of our common stock that are authorized and unissued will increase relative to the number of issued shares of our common stock following the Reverse Stock Split. The Board may authorize the issuance of the remaining authorized and unissued shares without further stockholder action for a variety of purposes, except as such stockholder approval may be required in particular cases by our Charter, applicable law or the rules of any stock exchange on which our securities may then be listed. The issuance of additional shares would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock. The issuance of authorized but unissued shares of common stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires.
The market price of our common stock is based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split.
EFFECTS OF THE REVERSE STOCK SPLIT
If the Reverse Stock Split Proposal is approved and adopted and the Reverse Stock Split is implemented, each holder of common stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of common stock upon effectiveness of the Reverse Stock Split and any issued shares owned by us and held in treasury would be reduced at the same ratio. The Reverse Stock Split would be effected simultaneously for all issued shares of common stock at the same ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in us. The relative voting and other rights that accompany the shares of common stock will not be affected by the Reverse Stock Split. Shares of common stock issued upon the Reverse Stock Split will remain fully paid and nonassessable.
The Reverse Stock Split will not change the number of authorized shares of common stock. Although the Reverse Stock Split will not, by itself, have any immediate dilutive effect on stockholders, the proportion of shares owned by stockholders relative to the number of shares authorized and available for issuance will decrease because the number of authorized shares of common stock would remain unchanged. As a result, additional authorized shares of common stock would become available for issuance at such times and for such purposes as our Board may deem advisable without further action by stockholders, except as required by applicable law or stock exchange rules. To the extent that additional authorized shares of common stock are issued in the future, such shares could be dilutive to our existing stockholders by decreasing such stockholders’ percentage of equity ownership in us.

48 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Assuming this proposal is approved by the stockholders and implemented by the Board, the following table sets forth various capitalization metrics both as of the Record Date and assuming a Reverse Stock Split at each end of the Split Ratio Range, with the treatment of fractional shares as described below:
The Reverse Stock Split will have no effect on the number of authorized shares of preferred stock or the par value of preferred stock.
Effect on our Equity Incentive Plans, Outstanding Awards Thereunder and Outstanding Warrants
If the Reverse Stock Split is approved, adopted and effected, the total number of shares of common stock reserved for issuance under the 2019 Plan would be reduced in proportion to the ratio selected by our Board. The total number of shares of common stock reserved for issuance pursuant to outstanding but unexercised warrants would be reduced in proportion to the Reverse Stock Split ratio.
Under the terms of our outstanding equity awards, options and warrants, the Reverse Stock Split would adjust and proportionately reduce the number of shares of common stock issuable upon exercise or vesting of such awards, options and warrants in the same ratio of the Reverse Stock Split and, correspondingly, would proportionately increase the exercise or purchase price, if any, of all such awards, options and warrants. The number of shares of common stock issuable upon exercise or vesting of outstanding equity awards, options and warrants and the exercise or purchase price related thereto, if any, would be equitably adjusted in accordance with the terms of the equity incentive plans or warrants, which may include rounding the number of shares of common stock issuable down to the nearest whole share.
Potential Anti-Takeover Effect
An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of common stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increasing the number of authorized shares available for issuance might be to make it more difficult or to discourage an attempt to take over or otherwise acquire control of us, as further described in Proposal 5 under the heading “Potential Anti-Takeover Effect.”
Our Board is not presently aware of any attempt, or contemplated attempt, to accumulate shares or otherwise acquire control of us, and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement any anti-takeover measure.
Accounting Matters
The Reverse Stock Split will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.
Mechanics of the Reverse Stock Split
Effect on Registered “Book-Entry” Holders of our Common Stock
Holders of common stock hold some or all of their common stock electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of common stock registered in their accounts. If you hold registered common stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 49

Fractional Shares
We will not issue fractional shares in connection with the Reverse Stock Split, if implemented. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.
No Dissenters’ or Appraisal Rights
Our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.
Certain U.S. Federal Income Tax Considerations of the Reverse Stock Split
The following discussion is a general summary of certain material U.S. federal income tax considerations applicable to U.S. Holders (as defined below) arising from or relating to the Reverse Stock Split.
This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the Reverse Stock Split. This summary is limited to U.S. Holders that hold shares of our common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax considerations applicable to such U.S. Holder, including, without limitation, specific tax considerations applicable to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal net investment income tax, U.S. federal alternative minimum tax, U.S. federal estate and gift tax, U.S. state and local tax, or non-U.S. tax considerations applicable to U.S. Holders arising from and relating to the Reverse Stock Split. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each U.S. Holder should consult its own tax advisors regarding the U.S. federal, U.S. state and local and non-U.S. tax considerations arising from and relating to the Reverse Stock Split.
We have not sought, and will not seek, an opinion of legal counsel or a ruling from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax considerations arising from and relating to the Reverse Stock Split. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.
This summary is based on the provisions of the Code, U.S. Treasury Regulations (whether final, temporary or proposed) promulgated thereunder, published IRS rulings, published administrative positions of the IRS, and U.S. court decisions that are applicable, and, in each case, in effect as of the date of this proxy statement. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described herein. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.
For purposes of this summary, a “U.S. Holder” is a beneficial owner of our common stock that for U.S. federal income tax purposes is:
•	an individual who is a citizen or resident of the United States;
•	a corporation organized under the laws of the United States, any state thereof or the District of Columbia;

50 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust that: (i) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (ii) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders that: (i) are subject to the alternative minimum tax; (ii) are banks, insurance companies, underwriters, or other financial institutions; (iii) are tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (iv) are dealers in securities or commodities; (v) are regulated investment companies or real estate investment trusts; (vi) are partnerships or S corporations (or other “pass-through” entities for U.S. federal income tax purposes and their partners, stockholders or members); (vii) are traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings; (viii) have a “functional currency” other than the U.S. dollar; (ix) own our common stock as part of a position in a hedging transaction, straddle, conversion transaction or other integrated transaction; (x) acquire shares of our common stock in connection with the exercise or cancellation of employee stock options or otherwise as compensation for services; (xi) hold our common stock as qualified small business stock within the meaning of Section 1202 of the Code; (xii) are U.S. expatriates or former long-term residents of the U.S.; (xiii) own, have owned or will own (directly, indirectly or by attribution) 10% or more of the total vote or value of our stock; (xiv) are subject to special tax accounting rules with respect to our common stock; or (xv) hold our common stock in connection with a trade or business, permanent establishment, or fixed base outside the United States. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. state and local and non-U.S. tax considerations arising from and relating to the Reverse Stock Split. This summary does not address the U.S. federal income tax considerations applicable to a Non-U.S. Holder (i.e., a beneficial owner of our common stock that is not a U.S. Holder or a partnership for U.S. federal income tax purposes). Non-U.S Holders should consult their own tax advisors as to the federal, state, local, and foreign tax consequences to them relating to their participation in the Reverse Stock Split.
If an entity or arrangement that is classified as a partnership (or other pass-through entity) for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax considerations applicable to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of such entity or arrangement and the status of such partners (or other owners or participants). This summary does not address the tax considerations applicable to any such entity or arrangement or partner (or other owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as other pass-through entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax considerations arising from and relating to the Reverse Stock Split.
This summary does not address the tax consequences of transactions effected prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not such transactions are undertaken in connection with the Reverse Stock Split).
General Tax Treatment of the Reverse Stock Split
The Reverse Stock Split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code and/or a tax-deferred exchange pursuant to Section 1036 of the Code for U.S. federal income tax purposes. Assuming such treatment is correct, a U.S. Holder generally should not recognize gain or loss upon the receipt of our common stock in the Reverse Stock Split except with respect to any additional fractions of a share of our common stock received as a result of the rounding up of any fractional shares that would otherwise be issued, as discussed below. Subject to the following discussion regarding a U.S. Holder’s receipt of a whole share of our common stock in lieu of a fractional share, a U.S. Holder’s aggregate tax basis in the shares of our common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of our common stock surrendered, and such U.S. Holder’s holding period in the shares of our common stock received should include the holding period in the shares of our common stock surrendered. U.S. Treasury Regulations promulgated under the Code provide detailed rules for allocating the tax basis and

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 51

holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their own tax advisors regarding the allocation of the tax basis and holding period of such shares.
As noted above under the heading “Mechanics of the Reverse Stock Split - Fractional Shares”, we will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who would be entitled to receive fractional shares because they hold a number of shares of our common stock not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share of our common stock. The U.S. federal income tax considerations applicable to a U.S. Holder of the receipt of such an additional fraction of a share are not clear. The IRS may take the position that the rounding up results in a deemed distribution to a U.S. Holder whose proportionate interest in the earnings and profits of the Company is increased thereby. If the IRS were to successfully assert this position, the amount of such deemed distribution to such U.S. Holder would equal the fair market value of the additional fraction of a share received by such U.S. Holder. Such deemed distribution would constitute a dividend for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of the Company (as determined for U.S. federal income tax purposes), If the fair market value of such deemed distribution were to exceed the Company’s current and accumulated earnings and profits, such excess would reduce such U.S. Holder’s tax basis in such U.S. Holder’s shares of our common stock (but not below zero), and once such U.S. Holder’s tax basis in such U.S. Holder’s shares of our common stock is reduced to zero, any remaining amount of the deemed distribution would constitute gain from the sale or exchange of such U.S. Holder’s shares of our common stock. However, it is unclear whether the portion of any such deemed distribution that constitutes a dividend for U.S. federal income tax purposes would be eligible for the reduced tax rate applicable to “qualified dividend income” paid to non-corporate U.S. Holders or for the dividends-received deduction applicable to certain dividends paid to corporate U.S. Holders. We are not making any representations as to whether the receipt of one whole share in lieu of a fractional share will result in income as a deemed distribution or gain to any stockholder. U.S. Holders are urged to consult their own tax advisors as to the possible tax consequences of receiving an additional fraction of a share in the Reverse Stock Split.
THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSIDERATIONS ARISING FROM AND RELATING TO THE REVERSE STOCK SPLIT TO THEM.
INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS
As described further under “Executive Compensation— Employment Arrangements with Our NEOs,” we entered into a letter agreement with Dr. Musunuri on January 20, 2026 that requires us to use our best efforts to obtain stockholder approval for the adoption of an amendment to our Charter that increases our authorized shares of common stock to an amount sufficient for issuance of shares underlying certain awards held by Dr. Musunuri by December 31, 2026. In the event that we do not receive stockholder approval and adoption of such a Charter amendment by that date, Dr. Musunuri will be entitled to settle certain PSUs and stock options in cash upon vesting and exercise, as applicable, and we would be required to pay interest on the cash settlement amounts as well as a tax gross-up. However, because the Reverse Stock Split would reduce the number of outstanding shares of common stock but would not change the number of authorized shares of common stock, we expect that any Reverse Stock Split would result in sufficient authorized shares for the issuance of shares underlying the awards held by Dr. Musunuri. Except for the letter agreement with Dr. Musunuri, our directors and executive officers have no substantial interests, directly or indirectly, in the Reverse Stock Split except to the extent of their ownership of shares of our common stock.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR AN AMENDMENT TO OUR CHARTER TO PROVIDE FOR A REVERSE STOCK SPLIT OF THE COMMON STOCK, WITH THE RATIO OF AND THE DECISION TO EFFECT THE REVERSE STOCK SPLIT TO BE AT THE DISCRETION OF THE BOARD.

52 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

PROPOSAL 6

APPROVAL OF ADJORNMENT OF ANNUAL MEETING

PROPOSAL 6: APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING
This Adjournment Proposal, if adopted, will allow the Board to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are insufficient votes to approve Proposal 5. The Board believes that, if the number of shares of our stock voting in favor of any such proposal is insufficient to approve such proposal, it is in the best interests of the stockholders to enable us, for a limited period of time, to seek to obtain a sufficient number of additional votes in favor of such proposals.
In the Adjournment Proposal, we are asking our stockholders to vote in favor of granting discretionary authority to the holders of any proxy solicited by the Board, and each of them individually, to approve a motion to adjourn the Annual Meeting to another time and place for the purpose of soliciting additional proxies. For the avoidance of doubt, any proxy authorizing the adjournment of the Annual Meeting will also authorize successive adjournments thereof, at any meeting so adjourned, to the extent necessary for us to solicit additional proxies in favor of the approval of Proposal 5.
If stockholders approve the Adjournment Proposal, we could adjourn the Annual Meeting and any adjourned session of the Annual Meeting and use the additional time to solicit additional proxies in favor of Proposal 5 .

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

54 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of common stock as of April 14, 2026, by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each NEO identified in the Summary Compensation Table above, (c) each director and nominee for director, and (d) all executive officers and directors as a group.
The percentage of common stock outstanding is based on 338,516,172 shares of common stock outstanding as of the Record Date. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock issuable upon the exercise of stock options or warrants that are currently exercisable or exercisable within 60 days of the Record Date to be outstanding and to be beneficially owned by the person holding the stock options or warrants for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by such person, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Ocugen, Inc., 11 Great Valley Parkway, Malvern, PA 19355.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock
Greater than 5% Stockholders
Janus Henderson Investors (1)	20,000,000	5.91%
Millennium Management LLC (2)	17,074,584	5.04%
Named Executive Officers, Directors and Director Nominees
Shankar Musunuri, Ph.D., MBA (3)	9,815,476	2.84%
Ramesh Ramachandran (4)	170,048	*
Arun Upadhyay, Ph.D. (5)	1,515,524	*
Huma Qamar, M.D., MPH, CMI (6)	591,903	*
Junge Zhang, Ph.D. (7)	1,774,058	*
Uday B. Kompella, Ph.D. (8)	1,332,320	*
Kirsten Castillo, MBA (9)	699,876	*
Blaise Coleman, MBA (10)	50,439	*
Satish Chandran, Ph.D. (11)	85,439	*
All executive officers and directors as a group (7 persons) (12)	13,727,958	3.95%

* Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.
(1)   Based on a Schedule 13-G filed with the SEC on December 8, 2025, Janus Henderson Group PLC. has sole voting power over 20,000,000 shares of our common stock. The principal business office of Janus Henderson Group PLC is 201, Bishopsgate, EC2M 3AE, United Kingdom.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 55

(2)   Based on a Schedule 13G filed with the SEC on April 14, 2026, Millennium Group Management LLC has shared voting power over 17,074,584 shares of our common stock. The principal business office of Millennium Group Management LLC is 399 Park Avenue, New York, New York 10022.
(3)   Consists of (i) 1,693,075 shares of common stock, 7,191 shares of common stock issuable pursuant to warrants exercisable within 60 days of April 14, 2026 and 6,969,506 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 14, 2026 held by Dr. Musunuri; and (ii) 1,145,299 shares of common stock and 405 shares of common stock issuable pursuant to warrants exercisable within 60 days of April 14, 2026, in each case held by KVM Holdings, LLC. Dr. Musunuri is a member and officer of KVM Holdings, LLC and has voting and investment power over the shares held by KVM Holding, LLC.
(4)   Consists of 1,800 shares of common stock and 168,248 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 14, 2026, held by Mr. Ramachandran.
(5)   Consists of 214,495 shares of common stock and 1,301,029 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 14, 2026, held by Dr. Upadhyay.
(6)   Consists of 4,436 shares of common stock and 587,467 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 14, 2026, held by Dr. Qamar.
(7)   Consists of (i) 384,742 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 14, 2026, held by Dr. Zhang and (ii) 1,359,316 shares of common stock held by Dr. Zhang.
(8)   Consists of (i) 550,674 shares of common stock, 354 shares of common stock issuable pursuant to warrants exercisable within 60 days of April 14, 2026, and 626,876 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 14, 2026, held by Dr. Kompella; and (ii) 154,416 shares of common stock held by Kompella LLC. Dr. Kompella has voting and investment power over the shares of common stock held by Kompella LLC.
(9)   Consists of 75,000 shares of common stock and 624,876 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 14, 2026, held by Ms. Castillo.
(10)   Consists of 50,439 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 14, 2026, held by Mr. Coleman.
(11)   Consists of 85,439 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 14, 2026, held by Dr. Chandran.
(12)   Consists of 4,978,130 shares of common stock, 7,950 shares of common stock issuable pursuant to warrants exercisable within 60 days of April 14, 2026, and 8,741,878 shares of common stock issuable pursuant to stock options exercisable within 60 days of April 14, 2026.

56 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

GENERAL INFORMATION
The Notice of Availability or the Notice of the Annual Meeting (the “Notice”), this Proxy Statement, a form of the proxy card and 2025 Annual Report, as applicable, are first being mailed to our stockholders on or about April 30, 2026. In accordance with the rules of the SEC, we are advising our stockholders of the availability on the Internet of our proxy materials related to our forthcoming Annual Meeting. The Notice, this Proxy Statement, your proxy card, and our 2025 Annual Report are available to holders of our common stock at www.proxyvote.com.
STOCKHOLDERS ENTITLED TO VOTE
All holders of our common stock at the close of business on April 20, 2026 (the “Record Date”), are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of the Record Date, there were outstanding     shares of our common stock. Each share of common stock is entitled to one vote on each matter properly brought to the Annual Meeting.
ATTENDING THE ANNUAL MEETING
We will be hosting the Annual Meeting live via audio webcast. Any stockholders can attend the Annual Meeting online at www.virtualshareholdermeeting.com/OCGN2026. If you were a stockholders as of the Record Date or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•
Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/OCGN2026 and included in the Notice of Availability.

•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/OCGN2026 on the day of the Annual Meeting.
•	The webcast will start on June 11, 2026 at 8 a.m., Eastern Time.
•	You will need your 16-digit control number to enter the Annual Meeting.
•	Stockholders may submit questions while attending the Annual Meeting via the Internet.
•	Webcast replay of the Annual Meeting will be available until June 11, 2027.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in the Notice of Availability, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.
During the virtual Annual Meeting, you may only submit questions in the question box provided at www.virtualshareholdermeeting.com/OCGN2026. We will respond to as many inquiries at the Annual Meeting as time allows.
We will have technicians ready to assist you with any technical difficulties you may have while accessing the Annual Meeting website. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting website’s log-in page.
OTHER MATTERS
The Annual Meeting is called for the purposes set forth in the Notice. Our Board is not aware of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 57

Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.
REQUIREMENTS FOR SUBMISSION OF DIRECTOR NOMINATIONS AND STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING
In order to be considered for inclusion in the proxy statement for our 2027 Annual Meeting of Stockholders, stockholders interested in submitting a proposal or nominating a director for election at our 2027 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion in our proxy materials, stockholder director nominations or proposals must be received at our principal executive offices no later than the close of business on December 31, 2026, which is the 120th day prior to the first anniversary we released this Proxy Statement to our stockholders for this year’s Annual Meeting. To be included in our proxy materials, your director nomination or proposal must also comply with our Bylaws and Rule 14a-8 promulgated under the Exchange Act. If we change the date of the 2027 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholders nominations or proposals must be received at a reasonable time before we begin to make available the proxy materials for the 2027 Annual Meeting of Stockholders in order to be considered for inclusion in our Proxy Statement. Such proposals should be sent to Ocugen, Inc., 11 Great Valley Parkway, Malvern, PA 19355 Attention: Corporate Secretary.
Alternatively, stockholders intending to present a proposal or nominate a director for election at the 2027 Annual Meeting of Stockholders without having the proposal or nomination included in our proxy statement must deliver written notice of the nomination or proposal to our Corporate Secretary at our principal executive offices no earlier than February 14, 2027, which is the 75th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for this year’s Annual Meeting, and no later than March 16, 2027, which is the 45th day prior to the first anniversary of the date we released this Proxy Statement to our stockholders for this year’s Annual Meeting. However, if we change the date of our 2027 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, such nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to our 2027 Annual Meeting of Stockholders and (b) the 10th day following the day we first publicly announce the date of our 2027 Annual Meeting of Stockholders. The stockholder’s written notice must include certain information concerning the stockholders and each nominee and proposal, as specified in our Bylaws. If the stockholder does not also satisfy the requirements of Rule 14a-4 promulgated under the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the 2027 Annual Meeting of Stockholders. Such nominations or proposals should be sent to Ocugen, Inc., 11 Great Valley Parkway, Malvern, PA 19355 Attention: Corporate Secretary.
In addition, to comply with the universal proxy rules, stockholders intending to solicit proxies in support of director nominees other than our nominee must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2027.
STOCKHOLDER COMMUNICATIONS TO THE BOARD
Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Ocugen, Inc., 11 Great Valley Parkway, Malvern, PA 19355. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials provided in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, at his discretion, to forward communications on a more expedited basis if circumstances warrant, or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors. You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer,

58 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

supplier or other interested party. The matter that you submitted may be discussed with our legal counsel, with independent advisors, with non-management directors, or with our management. The Board may take other action or no action as it determines in good faith, using reasonable judgment and applying the discretion.
AVAILABILITY OF MATERIALS
Our 2025 Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated herein by reference. We will mail the Notice of Availability or the Notice of the Annual Meeting, this Proxy Statement, a form of the proxy card and the 2025 Annual Report, as applicable, on or about April 30, 2026. In accordance with the rules of the SEC, we are advising our stockholders of the availability on the Internet of our proxy materials related to our forthcoming Annual Meeting. The Proxy Materials are available to holders of our common stock at www.proxyvote.com.
VOTING METHODS
You may vote at the Annual Meeting by voting online during the live audio webcast or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card	Using the Internet at www.proxyvote.com	Calling toll-free from the United States, U.S. territories and Canada to 1-800-690-6903

If you have any questions or need assistance voting your shares, please reach out to our proxy solicitor:
Campaign Management: Strategic Stockholder Advisor and Proxy Solicitation Agent: 15 West 38th Street, Suite #747, New York, New York 10018

North American Toll-Free Phone:1-844-399-2361

Email: info@campaign-mgmt.com

Call Collect Outside North America: +1 (212) 632-842

HOW YOUR SHARES WILL BE VOTED
In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of Proposals 1, 2, 3, 5 and 6 and FOR one year frequency in case of Proposal 4. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:
•
Submit a proxy to vote over the Internet at www.proxyvote.com or by telephone as instructed above. Only your latest Internet or telephone proxy is counted. You may not revoke or change your vote over the Internet at www.proxyvote.com or by telephone after 11:59 p.m. Eastern Time on June 10, 2026.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 59

•	Sign a new proxy card and submit it by mail, which must be received no later than June 10, 2026. Only your latest dated proxy card will be counted.
•
Attend the Annual Meeting at www.virtualshareholdermeeting.com/OCGN2026 and vote online during the live audio webcast. Attending the Annual Meeting will not by itself revoke a previously granted proxy.

•	Give our Corporate Secretary written notice at IR@ocugen.com before or at the meeting that you want to revoke your proxy.
If your shares are held by your broker, bank, or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank, or other holder of record.
Deadline for Voting. The deadline for submitting a proxy to vote by telephone or Internet at www.proxyvote.com is 11:59 p.m. Eastern Time on June 10, 2026. If you are a registered stockholder and attend the meeting, you may also vote online during the Annual Meeting at www.virtualshareholdermeeting.com/OCGN2026.
BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL
If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name, and your broker, bank, or other holder of record is considered the stockholders of record of those shares. As the beneficial owner, you may direct your broker, bank, or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting.
A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

	Proposal	Votes Required	Treatment of Votes Withheld (Proposal 1), Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposal 1:	Election of two class III directors for a three-year term expiring in 2029	Plurality of the votes cast	Votes withheld and broker non-votes will have no effect on the outcome of the proposal	No
Proposal 2:	Ratification of appointment of PwC as our independent registered public accounting firm for the 2026 fiscal year	Majority of the voting power of the outstanding voting stock present in person or represented by proxy at the meeting, and entitled to vote on this matter	Abstentions will have the effect of a vote “AGAINST” the proposal Brokers have discretion to vote on this proposal, and so we do not expect there to be broker non-votes with respect to this proposal	Yes
Proposal 3:	Approval, on a non-binding advisory basis, of the compensation of our NEOs	Majority of the voting power of the outstanding voting stock present in person or represented by proxy at the meeting, and entitled to vote on this matter	Abstentions will have the effect of a vote “AGAINST” the proposal and broker non-votes will have no effect on the outcome of this proposal	No

60 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

	Proposal	Votes Required	Treatment of Votes Withheld (Proposal 1), Abstentions and Broker Non-Votes	Broker Discretionary Voting
Proposal 4:	Approval, on a non-binding advisory basis, of the preferred frequency with which future advisory votes on the compensation of our NEOs should be held
The option of one year, two years or three years that receives the highest number of votes cast by the holders of shares present in person or by proxy at the meeting, and entitled to vote, will be considered by the Board as the frequency preferred by the stockholders
			Abstentions and broker non-votes will have no effect on the frequency considered by the Board to be preferred by the stockholders	No
Proposal 5:
Approval of the adoption of an amendment to our Charter to provide for a reverse stock split of the common stock, at a ratio of not less than one-for-four (1:4) and not greater than one-for-eight (1:8) the final determination of which shall be determined by the Board, and to authorize the Board to effect the reverse stock split at their discretion
Majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class
Abstentions will have the same effect of a vote ”AGAINST“ this proposal
Brokers have discretion to vote on this proposal, and so we do not expect there to be broker non-votes with respect to this proposal
Yes
Proposal 6:	Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Annual Meeting to approve Proposal 5	Majority of the voting power of the outstanding voting stock present in person or represented by proxy at the meeting, and entitled to vote on this matter	Abstentions will have the effect of a vote ”AGAINST“ the proposal Brokers have discretion to vote on this proposal, and so we do not expect there to be broker non-votes with respect to this proposal	Yes

QUORUM
We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the meeting, either online during the live audio webcast or represented by proxy, of the holders of one-third of the voting power of our outstanding shares entitled to vote generally in the election of directors. For the purpose of establishing a quorum, votes withheld, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, and broker non-votes are considered stockholders who are present and count toward the quorum. If there is no quorum, the chairman of the meeting may adjourn the meeting to another date.

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | 61

PROXY SOLICITATION COSTS
We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone and other electronic means, or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We have retained Campaign Management LLC to assist in the solicitation of proxies for the Annual Meeting for a fee of approximately $13,000 plus additional fees for requested services and reimbursement of expenses. Campaign Management may be reached at (844) 399-2361 in North American and +1 (212) 632-842 outside of North America or via email at info@campaign-mgmt.com. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners. Our Board, officers and employees, as well as Campaign Management LLC, our proxy solicitation firm, may solicit proxies on behalf of the Board in person, by mail, telephone, fax and other electronic means.
HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Ocugen, Inc., 11 Great Valley Parkway, Malvern, PA 19355, Attention: Corporate Secretary, telephone: 484-328-4701. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

62 | Notice of Annual Meeting of Stockholders and 2026 Proxy Statement

Appendix A
CERTIFICATE OF AMENDMENT
TO
SIXTH AMENDED AND RESTATED CERTIFICATE OF
INCORPORATION
OF
OCUGEN, INC.
(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)
Ocugen, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
1.	The name of the Corporation is Ocugen, Inc.
2.
That a resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”) setting forth an amendment to the Sixth Amended and Restated Certificate of Incorporation, as amended (the “Sixth Amended and Restated Certificate of Incorporation”), and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved the proposed amendment in accordance with Section 242 of the DGCL. The amendment amends the Sixth Amended and Restated Certificate of Incorporation as follows:

3.	Article IV of the Sixth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by adding a new paragraph immediately prior to Paragraph A as follows:
“Effective as of immediately upon the filing of this Certificate of Amendment to the Sixth Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Delaware (the “Effective Time”), each number of issued shares of Common Stock equal to the Reverse Stock Split Number (as defined below) shall be reclassified, combined and changed into 1 share of Common Stock (the “Reverse Stock Split”), which shares shall be fully paid and nonassessable. The Corporation shall not issue to any holder a fractional share of Common Stock on account of the Reverse Stock Split. Rather, any fractional share of Common Stock resulting from such change shall be rounded upward to the nearest whole share of Common Stock. Share interests issued due to rounding are given solely to save the expense and inconvenience of issuing fractional shares of Common Stock and do not represent separately bargained for consideration. The number of shares of Common Stock that shall be reclassified and combined into one share of Common Stock pursuant to the Reverse Stock Split shall be determined by the Board of Directors and announced by the Corporation in a document filed by the Corporation with the Securities and Exchange Commission prior to the Effective Time (the “Reverse Stock Number”). Such Reverse Stock Split shall occur whether or not certificates representing any stockholder’s shares held prior to the Reverse Stock Split are surrendered for cancellation.”
4.	This Certificate of Amendment shall become effective on ,2026 at 12:01 a.m. Eastern Time.
5.	Except as set forth in this Certificate of Amendment, the Sixth Amended and Restated Certificate of Incorporation, as amended, remains in full force and effect.
IN WITNESS WHEREOF, Ocugen, Inc. has caused this Certificate to be executed by its duly authorized officer on this     day of      , 2026.

OCUGEN, INC.

By:
Name:
Title

:

Notice of Annual Meeting of Stockholders and 2026 Proxy Statement | A-1

OCUGEN, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OCGN2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received no later than the day before the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V96023-P52447 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OCUGEN, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. The election of Kirsten Castillo and Satish Chandran, Ph.D. as Class III Directors to hold office until the 2029 Annual Meeting.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01) Kirsten Castillo
02) Satish Chandran, Ph.D.

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Approval, on a non-binding advisory basis, of the preferred frequency with which future advisory votes on the compensation of Ocugen's named executive officers should be held.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

V96024-P52447

OCUGEN, INC.
Annual Meeting of Stockholders
June 11, 2026 8:00 AM ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Shankar Musunuri and Rita Johnson-Greene, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side, all of the shares of common stock of OCUGEN, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders, 8:00 AM ET on June 11, 2026, Virtually at www.virtualshareholdermeeting.com/OCGN2026, and any further adjournment, continuation or postponement thereof. **If no direction is made, the proxy will be voted (a) "FOR" the election of the director nominees named on the reverse side, (b) in accordance with the recommendations of the Board of Directors on the other matters referred to on the reverse side, and (c) in the discretion of the proxies upon such other matters that may be properly presented at the Annual Meeting or any adjournment, continuation or postponement thereof.**

The undersigned stockholder hereby revokes any other proxy heretofore executed by the undersigned for the Annual Meeting and acknowledges receipt of the Notice of the Annual Meeting and the Company's 2026 Proxy Statement.

Continued and to be signed on reverse side